                                                                     EXHIBIT 4.1


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                                   $60,000,000

                                CREDIT AGREEMENT

                          dated as of October 18, 1996

                                      among

                           SPECIAL METALS CORPORATION
                                  as Borrower,

                           THE FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                            as Issuing Bank and Agent




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

                                TABLE OF CONTENTS

This table of contents has been provided for the convenience of the parties and does not constitute part of the Agreement to which it is attached.

                                                                            PAGE
                                                                            ----

ARTICLE 1         DEFINITIONS..........................................

            1.1   Defined Terms........................................
            1.2   Other Definitional Provisions........................

ARTICLE 2         THE CREDIT FACILITY..................................

            2.1   The Revolving Loans..................................
            2.2   The Term Loans ......................................
            2.3   Procedure for Borrowing..............................
            2.4   Procedure for Conversion and Continuation............
            2.5   Minimum Amount and Maximum Number of
                  Tranches.............................................
            2.6   Termination or Reduction of Revolving
                  Commitments..........................................
            2.7   Repayment of Loans...................................
            2.8   Evidence of Indebtedness.............................
            2.9   Optional and Mandatory Prepayments...................
            2.10  Interest Rates and Payment Dates.....................
            2.11  The Letters of Credit................................
            2.12  Fees.................................................
            2.13  Computation of Interest and Fees.....................
            2.14  Pro Rata Treatment and Payments......................
            2.15  Obligations of Lenders...............................

ARTICLE 3         YIELD PROTECTION AND ILLEGALITY;
                  TAXES................................................

            3.1   Inability to Determine Interest Rate.................
            3.2   Illegality...........................................
            3.3   Additional Costs; Capital Adequacy...................
            3.4   Taxes................................................
            3.5   Indemnity............................................
            3.6   Lenders' Obligation to Mitigate......................

ARTICLE 4         REPRESENTATIONS AND WARRANTIES.......................

            4.1   Organization, Powers, Compliance.....................
            4.2   Capital Stock, Subsidiaries, Fiscal Year.............
            4.3   Authorization, Absence of Conflicts..................
            4.4   Binding Obligations..................................
            4.5   Financial Condition and Statements...................

            4.6   Taxes................................................
            4.7   Title to Properties..................................
            4.8   Proceedings..........................................
            4.9   Labor Disputes; Collective Bargaining Agreements.....
            4.10  Material Agreements and Licenses.....................
            4.11  Intangible Assets....................................
            4.12  Condition of Assets..................................
            4.13  No Defaults, Compliance With Laws....................
            4.14  Indebtedness.........................................
            4.15  Not an Investment Company or Regulated Company.......
            4.16  Use of Proceeds......................................
            4.17  Ranking of Loans.....................................
            4.18  Burdensome Provisions................................
            4.19  ERISA................................................
            4.20  Environmental Matters................................
            4.21  Deposit Account Balances.............................
            4.22  Correct Information..................................

ARTICLE 5         CONDITIONS PRECEDENT.................................

            5.1   Conditions Precedent to Initial Credit Event.........
            5.2   Conditions Precedent to Each Credit Event............

ARTICLE 6         COVENANTS............................................

            6.1   Corporate Existence, Properties......................
            6.2   Payment of Indebtedness, Taxes.......................
            6.3   Financial Statements, Reports, etc...................
            6.4   Notice of Adverse Events and Significant Changes.....
            6.5   Books and Records; Inspection........................
            6.6   Insurance............................................
            6.7   Compliance with Laws.................................
            6.8   Environmental Laws...................................
            6.9   Use of Proceeds......................................
            6.10  Indebtedness.........................................
            6.11  Liens................................................
            6.12  Contingent Liabilities...............................


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            6.13  Merger and Consolidation; Acquisition and
                  Disposition of Assets................................
            6.14  Investments..........................................
            6.15  Change in Nature of Business.........................
            6.16  Transactions with Affiliates.........................
            6.17  Restricted Payments..................................
            6.18  Consolidated Net Worth...............................
            6.19  Consolidated Leverage Ratio..........................
            6.20  Consolidated Senior Debt Coverage Ratio..............
            6.21  Subsidiaries.........................................
            6.22  Leases...............................................
            6.23  Cash Flow Support Agreement..........................
            6.24  Deposit Account Balances.............................


ARTICLE 7         EVENTS OF DEFAULT....................................

            7.1   Events of Default....................................
            7.2   Waivers..............................................

ARTICLE 8         THE AGENT............................................

            8.1   Appointment..........................................
            8.2   Delegation of Duties.................................
            8.3   Exculpatory Provisions...............................
            8.4   Reliance by Agent....................................
            8.5   Notice of Default ...................................
            8.6   Non-Reliance on Agent and Other Creditors............
            8.7   Indemnification......................................
            8.8   Agent in Its Individual Capacity.....................
            8.9   Successor Agent......................................

ARTICLE 9         MISCELLANEOUS........................................

            9.1   Notices..............................................
            9.2   Expenses, Indemnity..................................
            9.3   Amendments and Waivers...............................
            9.4   No Waiver; Cumulative Remedies.......................
            9.5   Survival of Representations and Warranties...........
            9.6   Successors and Assigns;
                  Participations and Assignments.......................
            9.7   Adjustments; Set-Off.................................
            9.8   GOVERNING LAW........................................
            9.9   JUDICIAL PROCEEDINGS.................................
            9.10  WAIVER OF JURY TRIAL.................................

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            9.11  Further Assurances...................................
            9.12  Integration Clause...................................
            9.13  Severability.........................................
            9.14  Counterparts.........................................
            9.15  Acknowledgements.....................................

                                    SCHEDULES

            Schedule I   - Schedule of Commitments and Percentages
            Schedule II  - Schedule of Offices and Addresses for Notices
            Schedule III - Disclosure Schedule
            Schedule IV  - Schedule of Acceptable Foreign Account Debtors

                                    EXHIBITS

            Exhibit A-1 -  Form of Revolving Note
            Exhibit A-2 -  Form of Term Note
            Exhibit B-1 -  Form of Notice of Borrowing
            Exhibit B-2 -  Form of Notice of Conversion or Continuation
            Exhibit C   -  Form of Borrower Security Agreement

            Exhibit D   -  Form of Subsidiary Guarantee
            Exhibit E   -  Form of Subsidiary Security Agreement
            Exhibit F   -  Form of Contribution Agreement
            Exhibit G   -  Form of Cash Flow Support Agreement
            Exhibit H   -  Form of Subordination Agreement
            Exhibit I   -  Form of Borrowing Base Certificate
            Exhibit J   -  Form of Assignment and Acceptance Agreement

          CREDIT AGREEMENT dated as of October 18, 1996, among SPECIAL METALS CORPORATION, a Delaware corporation (the "Borrower"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO THIS AGREEMENT (each a "Lender" and collectively the "Lenders"), and CREDIT LYONNAIS NEW YORK BRANCH ("CLNY"), a New York-licensed branch of Credit Lyonnais, S.A. ("Credit Lyonnais"), a banking corporation organized and existing under the laws of the Republic of France, as Issuing Bank (in such capacity, the "Issuing Bank"), and as agent for the Issuing Bank and the Lenders hereunder (in such capacity, the "Agent").

                              W I T N E S S E T H :

          WHEREAS, the Borrower has requested that the Lenders and the Issuing Bank extend credit to it in the form of term loans, revolving loans and letters of credit as provided below, and the Lenders and the Issuing Bank are willing to extend such credit on the terms and subject to the conditions specified below.

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acceptable Foreign Account Debtor": any account debtor listed on
Schedule IV attached hereto, subject to the additions and deletions set forth below. The Borrower may request from time to time, but in any event not more frequently than once every six months, that additional foreign account debtors be added to Schedule IV, which request shall be made by delivery to the Agent and each Lender of a replacement Schedule, accompanied by a letter duly executed by a Responsible Officer of the Borrower identifying the new foreign account debtors and requesting that the Schedule annexed to said letter replace Schedule IV then in effect. Each Lender may grant or withhold its approval of the Borrower's request for replacement in its sole discretion (it being understood and agreed that any Lender's failure to respond shall constitute withholding by such Lender of its approval of the Borrower's request for replacement). If the Majority Lenders approve the replacement Schedule in writing, then the foreign account debtors listed in such replacement Schedule shall constitute Acceptable Foreign Account Debtors until another replacement Schedule is presented to and approved by the Majority Lenders. The Majority Lenders (or the Agent acting pursuant to their instructions) may at any time notify the Borrower that one or more foreign account debtors listed in Schedule IV then in effect are no longer acceptable to them, whereupon such foreign account debtors shall cease to be Acceptable Foreign Account Debtors.

          "Affected Fixed Rate Loans": all Fixed Rate Loans of a particular Type, which have been affected by the occurrence of any event specified in
Section 3.1, 3.2 or 3.3.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent": as defined in the preamble hereto.

          "Agreement": this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

          "Aggregate Available Revolving Commitments": at any time, the aggregate amount of the Available Revolving Commitments of all the Lenders at such time.

          "Aggregate Commitments": at any time, the aggregate amount of the Revolving Commitments and the Term Commitments of all the Lenders at such time.

          "Aggregate LC Exposure": at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the aggregate amount drawn under Letters of Credit for which the Issuing Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower.

          "Aggregate Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments of all the Lenders at such time.

          "Aggregate Revolving Exposure": at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding at such time, plus
(b) the Aggregate LC Exposure at such time.

          "Aggregate Term Commitments": at any time, the aggregate amount of the Term Commitments of all the Lenders at such time.

          "Assignee": as defined in Section 9.6(c).

          "Available Revolving Commitment": at any time, as to any Lender, the amount, if any, by which at such time (a) the lesser of (x) such Lender's Revolving Commitment or (y) such Lender's Percentage of the Borrowing Base, exceeds (b) such Lender's Revolving Exposure.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the CLNY Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/4 of 1%. For purposes hereof: "CLNY Base Rate" shall mean the rate of interest per annum established by CLNY from time to time as a reference rate for short-term commercial loans in Dollars to domestic corporate borrowers, as such rate is in effect on such day (which the Borrower acknowledges is not necessarily CLNY's lowest rate); and "Federal Funds Effective Rate" shall mean the overnight cost of funds of CLNY, as determined solely by CLNY. Any change in the Base Rate due to a change in the CLNY Base Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the CLNY Base Rate or the Federal Funds Effective Rate, as the case may be.

          "Base Rate Loan": at any time, any Revolving Loan, or any portion of a Lender's Term Loan, which bears interest at such time at a rate which is based upon the Base Rate.

          "Benefitted Lender": as defined in Section 9.7.

          "Borrower" as defined in the preamble hereto.

          "Borrower Security Agreement": as defined in Section 5.1(a)(iii).

          "Borrowing": the aggregate amount of all Loans of a particular Class and Type made to the Borrower on a particular Borrowing Date.

          "Borrowing Base" means, at any time, an amount equal to the sum of:

               (i) eighty-five percent (85%) of the aggregate amount owing at such time on all Eligible Receivables of the Borrower and its Qualified Subsidiaries, plus

               (ii) sixty percent (60%) of the aggregate value (at the lower of cost or market value) at such time of all Eligible Inventory of the Borrower and its Qualified Subsidiaries.

          "Borrowing Base Certificate": as defined in Section 6.3(e).

          "Borrowing Date": any Business Day on which a Loan is made to the Borrower.

          "Business" as defined in Section 4.20(a).

          "Business Day": a day (i) other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close and (ii) if such day relates to a Fixed Rate Loan, which is also a day on which dealings in eurodollar deposits are carried out between banks in the relevant interbank eurodollar market.

          "Capital Expenditures": for any period, the aggregate amount of all expenditures, whether paid in cash or other assets or accrued as a liability (including the aggregate amount of all obligations under Capital Leases incurred during such period) made or to be made by the Borrower or any of its Subsidiaries during such period to acquire or construct fixed or capital assets, plant and equipment (including any renewals, improvements and replacements thereof and all tooling costs, but excluding repairs), computed in accordance with GAAP.

          "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

          "Cash Collateralize": with respect to any outstanding Letter of Credit, to deposit cash with the Agent in an amount equal to the undrawn amount of such Letter of Credit, as collateral security for the Borrower's obligation to reimburse the Issuing Bank or the Lenders, as the case may be, for any payment made by the Issuing Bank under or pursuant to such Letter of Credit.

          "Cash Flow Support Agreement": as defined in Section 5.1(a)(vi).

          "Class": as to any Loan or portion thereof, its nature as a Term Loan or a Revolving Loan.

          "CLNY": as defined in the preamble hereto.

          "CLNY Base Rate": as set forth in the definition of the term "Base Rate".

          "Closing Date": the date on which this Agreement shall have been executed by all the parties hereto.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Borrower or any Subsidiary of the Borrower which secure the Obligations from time to time, including all assets which constitute "Collateral", as such term is defined in any Security Document.

          "Commitment": as to any Lender, its Revolving Commitment or its Term Commitment; and "Commitments" means, as to any Lender, its Revolving Commitment and its Term Commitment, collectively.

          "Commitment Fee": as defined in Section 2.12(b).


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

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Consolidated EBITDA": as defined in Section 6.20.


          "Consolidated Leverage Ratio": as defined in Section 6.19.

          "Consolidated Net Income": as defined in Section 6.17.

          "Consolidated Net Worth": as defined in Section 6.18.

          "Consolidated Senior Debt Coverage Ratio": as defined in Section 6.20.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Contribution Agreement": a Contribution Agreement substantially in the form of Exhibit F.

          "Credit Lyonnais": as defined in the preamble hereto.

          "Creditor": each Lender and the Issuing Bank, individually; and "Creditors" means the Lenders and the Issuing Bank, collectively.

          "Customary Charges": as defined in Section 2.12(c).

          "Default": any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Disclosure Schedule": the Disclosure Schedule attached to this Agreement as Schedule III.

          "Dollars: and "$": dollars in lawful currency of the United States of America.

          "Effective Date": the date on which all the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

          "Eligible Inventory" means, as of any date of determination, all Inventory of the Borrower or any of its Qualified Subsidiaries

               (a) that is of merchantable quality and (other than raw materials) fit for sale;

               (b) to which the Borrower or such Qualified Subsidiary has good, marketable and undisputed title, free and clear of any Liens, other than Liens in favor of the Agent and Permitted Liens; and

               (c) in which the Agent holds a perfected security interest for the benefit of the Lenders and the Issuing Bank;


provided, however, that there shall in any event be excluded from Eligible Inventory

               (1) any goods which are consigned or leased to the Borrower or such Qualified Subsidiary or are, for any reason, not owned by the Borrower or such Qualified Subsidiary;

               (2) Inventory allocable to contracts with Governmental
               Authorities;

               (3) all amounts which constitute "scrap" (other than scrap or "revert" held by the Borrower or such Qualified Subsidiary in the ordinary course of business consisting of nickel or cobalt or other metals containing nickel or cobalt as a significant component);

               (4) goods in the possession of third-party processors (other than processors which have entered into collateral access agreements satisfactory to the Agent in favor of the Agent);

               (5) all amounts which constitute supplies, general ledger material reserves, unamortized tooling, applied indirect overhead, reserves for progress payments, costs of procurement, engineering, manufacturing prototypes and program accounting;

               (6) items which are obsolete or are not marketable in the ordinary course of business of the Borrower or such Qualified Subsidiary; and

               (7) items which are determined by the Majority Lenders, in their reasonable discretion, to be ineligible for any other reason.

          "Eligible Receivable" means a Receivable of the Borrower or a Qualified Subsidiary in which the Agent holds a first and perfected security interest for the benefit of the Lenders and the Issuing Bank and which meets each of the following requirements:

               (1) such Receivable arose from a bona fide outright sale of goods or rendition of services by the Borrower or such Qualified Subsidiary (and not consignments or "sale or return" transactions) and such goods have been shipped or services rendered to the respective account debtors;

               (2) such Receivable is based on an enforceable order or contract for goods shipped or services rendered and such goods were delivered or such services were rendered in accordance with such order or contract;


               (3) the amount shown as a Receivable on the Borrower's or such Qualified Subsidiary's books and any invoice or statement delivered to the Agent or any Lender is owing to the Borrower or such Qualified Subsidiary and no partial payment has been made thereon by anyone;

               (4) such Receivable is not subject to any discount, credit, rebate, allowance, set-off, reserve, chargeback, contra, claim of reduction, counterclaim, recoupment, or any claim for credit, allowances or adjustments by the account debtor on such Receivable known to the Borrower because of returned, inferior and/or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

               (5) the Borrower or such Qualified Subsidiary has good, marketable and undisputed title to such Receivable, free and clear of any Liens, other than Liens in favor of the Agent and Permitted Liens;

               (6) such Receivable is unconditionally payable in Dollars and the obligations of the account debtor under such Receivable (i) are not evidenced by a promissory note or other negotiable instrument (except for any such note or instrument which has been pledged to the Agent for the benefit of the Lenders and the Issuing Bank) and (ii) are not in dispute and are not subject to any set-off or counter-claim;

               (7) the account debtor on such Receivable (i) is not an Affiliate of the Borrower and (ii) is not bankrupt or insolvent or the subject of receivership proceedings, and has not made an assignment for benefit of creditors or a composition with creditors;

               (8) to the extent such Receivable is reflected in any Borrowing Base Certificate, the account debtor thereon has not as of the effective date of such Borrowing Base Certificate returned, or refused to retain, or asserted a right to return or refuse, any of the goods from the sale of which such Receivable or portion thereof arose;

               (9) such Receivable is evidenced by an invoice dated the date that shipment, delivery or performance was made or rendered to the account debtor and (i) such Receivable is not more than 60 days past due from the original due date thereof and (ii) not more than 90 days (or, in the case of a Receivable from Carmel Forge, 180 days or, in the case of a Receivable from any other Acceptable Foreign Account Debtor, 120 days) have elapsed from the invoice date of such invoice;

               (10) the amount of such Receivable reported on a Borrowing Base Certificate as an Eligible Receivable excludes as of the date of such Borrowing Base Certificate (i) all partial or total payments received therefor, (ii) all chargeback billings, (iii) all finance charges, late charges or other service charges, (iv) any retainages agreed to by the Borrower or such Qualified Subsidiary or asserted by the account debtor thereon, (v) reversals of credits previously given to the account debtor thereon, or (vi) credits received from the account debtor thereon if the credit has been issued, aged or outstanding 90 days or more;

               (11) such Receivable does not represent progress or contract billings;

               (12) such Receivable does not arise out of a contract with or order from an account debtor which by its terms forbids or makes void or unenforceable the assignment of the Receivable arising with respect thereto;

               (13) if the United States of America, any state, county or municipality, or any agency, department or instrumentality thereof, is the account debtor with respect to such Receivable, the Borrower or such Qualified Subsidiary shall have duly assigned its rights to payment thereon to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, or any similar state or local statute or regulation; and

               (14) either (i) the account debtor on such Receivable is a resident of the United States of America, an entity organized under the laws of the United States of America or any political subdivision thereof, or an office or branch located in the United States of America of an entity organized under the laws of another country, or
          (ii) the account debtor on such Receivable is an Acceptable Foreign Account Debtor, or (iii) such Receivable is backed by a letter of credit in form and issued by a bank satisfactory to the Majority Lenders or is credit-insured pursuant to a policy in form and issued by an insurer satisfactory to the Majority Lenders.

               (15) such Receivable is not deemed ineligible, and the account debtor thereon is not deemed unacceptable, by the Majority Lenders in their reasonable discretion for any other reason;

          "Environmental Costs": any and all costs or expenses (including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any Person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

          "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

          "Eurocurrency Reserve Requirements": for any day as applied to a Fixed Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to the rate quoted by CLNY to banks in the New York interbank eurodollar market for deposits in eurodollars in immediately available funds to be delivered on the first day of such Interest Period in amounts and for durations comparable to the relevant Eurodollar Loan and Interest Period.

          "Eurodollar Loan": at any time, any Revolving Loan, or any portion of a Lender's Term Loan, which bears interest at such time at a rate which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Existing Agreement": the Amended and Restated Credit Agreement dated as of December 15, 1994, among the Borrower, the banks party thereto, and CLNY as agent for such banks, as amended to date.

          "Existing Lender": each Lender that was party to the Existing
Agreement.

          "Existing Letters of Credit": as defined in Section 2.11(b).

          "Federal Funds Effective Rate": as set forth in the definition of the term "Base Rate".

          "Fee": each of the Commitment Fee, the Letter of Credit Fees, the Fronting Fees, the fees payable pursuant to the Fee Letter, and the Customary Charges; and "Fees" means all of the foregoing, collectively.

          "Fee Letter": as defined in Section 2.12(d).

          "Fixed Rate Loan": any Eurodollar Loan or LIBOR Loan; and "Fixed Rate Loans" means all Eurodollar Loans and LIBOR Loans, collectively.

          "Former Plan": any employee benefit plan in respect of which the Borrower or a Commonly Controlled Entity could incur liability because of
Section 4069 or Section 4212(c) of ERISA.

          "Fronting Fee": as defined in Section 2.12(c); and "Fronting Fees" means the Fronting Fees payable with respect to all the Letters of Credit issued hereunder from time to time, collectively.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, consistently applied; provided, however, that for purposes of determining compliance with the financial covenants contained in Sections 6.18, 6.19 and 6.20, the term "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on the date of this Agreement, applied on a basis consistent with their application in the preparation of the financial statements referred to in Section 4.5.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": of or by any Person shall mean any obligation, contingent or otherwise, of such Person, guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, and any other contract which, in economic effect, is substantially equivalent to a guarantee; provided, however, that the term "Guarantee

Obligation" shall not include endorsements for collection or deposit of instruments in the ordinary course of business.

          "Hazardous Substances": any and all wastes, materials and substances, whether solid, liquid or gaseous, (i) defined as "hazardous substances" or "toxic substances" in any Environmental Law, (ii) otherwise protected against by any Environmental Law, or (iii) the discharge, spillage, uncontrolled loss, seepage or filtration of which constitutes a violation of any Environmental Law, including, without limitation, radioactive waste, asbestos, asbestos-containing materials, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum products and by-products and oil.

          "Indebtedness": of any Person at any date (a) all indebtedness, liabilities and obligations of such Person for borrowed money (including, in the case of the Borrower, indebtedness hereunder), (b) all indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) the undrawn amount of all letters of credit issued for the account of such Person (including, in the case of the Borrower, the Letters of Credit) and (without duplication) all drafts drawn thereunder, (f) all indebtedness of such Person for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (g) all obligations of such Person, contingent or otherwise, under or in respect of any interest rate swap, cap or collar agreement, any currency exchange rate swap agreement, or similar arrangement between such Person and a bank or other financial institution providing for the transfer or mitigation of interest or exchange risks either generally or under specific contingencies, (h) all indebtedness or obligations of the types referred to in the preceding clauses
(a) through (g) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (i) all Guarantee Obligations of such Person, in each case determined as at such date, without duplication and in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any Partnership in which such Person is a general partner, unless such partnership Indebtedness is without recourse to such general partner. The term "Indebtedness", when used with respect to any Person, shall include all liabilities and obligations of such Person in respect of any of the items specified above, irrespective of whether GAAP requires that such liabilities and obligations be reported as indebtedness on such Person's financial statements or whether such Person actually reports such liabilities and obligations as indebtedness on its financial statements.

          "Indemnitee": as defined in Section 9.2(b).

          "Ineligible Financial Institutions": any banks or other financial institutions, other than (a) the Lenders and (b) banks or other financial institutions which have executed and delivered to the Agent letter agreements in form and substance reasonably satisfactory to the Agent, acknowledging the security interest of the Agent in any funds or credit balances maintained by them for the account of the Borrower or any of its Subsidiaries and limiting their set-off rights in a manner reasonably satisfactory to the Agent.

          "Interest Period": with respect to any Fixed Rate Loan, the period commencing on the borrowing or conversion date of such Fixed Rate Loan, or on the last day of the immediately preceding Interest Period applicable to such Fixed Rate Loan, as the case may be, and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing, conversion or continuation, as the case may be, given with respect thereto; provided, however, that:

               (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (b) no Interest Period may extend beyond the Revolving Commitment Termination Date;

               (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the relevant subsequent calendar month) shall end on the last Business Day of the relevant subsequent calendar month; and

               (d) the Borrower shall ensure that principal payments in respect of the Term Loans may be made under Section 2.7(b) without requiring the prepayment of any Fixed Rate Loans prior to the last day of any Interest Period applicable thereto.

          "Inventory": with respect to any Person, all goods and other personal property owned by such Person which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business, or in the processing, packaging or shipping of the same, and all finished goods, including all inventory as defined in
Section 9-109(4) of the UCC.

          "Investments": in any Person means:

               (i) the purchase or acquisition (whether for cash, property, services or securities or otherwise, and whether structured as an acquisition or as a merger or consolidation or otherwise) of any share of Capital Stock, any bond, note, debenture or other evidence of indebtedness, or any other security, issued by such Person, or of any partnership or other ownership interest in such Person, or any binding obligation or option to make such purchase or acquisition,

               (ii) any loan, advance, or extension of credit to, any deposit with, and any contribution to the capital of, such Person, and any commitment to make such loan, advance, extension of credit, deposit or contribution to capital,

               (iii) any Guarantee Obligation, or other contingent obligation, with respect to Indebtedness or other liability of such Person, and

               (iv) any purchase of all or any integral part of the business of such Person or assets comprising such business or part thereof, and any binding obligation or option to make such purchase;

provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms and other investments in accounts, contract rights and chattel paper arising or acquired in the ordinary course of business or (b) stock or other securities acquired in connection with the satisfaction or enforcement of debts or claims due or owing or as security for any such debts or claims, provided that such debts or claims were not created for the purpose of or with a view to acquiring such stock or other securities.

          "Issuing Bank": as defined in the preamble hereto.

          "LC Application": as defined in Section 2.11(d).

          "LC Disbursement": any payment or disbursement made by the Issuing Bank under or pursuant to a Letter of Credit.

          "LC Exposure": with respect to any Lender at any time, such Lender's Percentage of the Aggregate LC Exposure.

          "Lender" and "Lenders": as defined in the preamble hereto.

          "Letter of Credit Fee": as defined in Section 2.12(b); and "Letter of Credit Fees" means the Letter of Credit Fees payable with respect to all the Letters of Credit issued hereunder from time to time, collectively.

          "LIBO Base Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Screen (or otherwise on the Telerate Service), the "LIBO Base Rate" shall instead be a rate per annum equal to the rate at which deposits in eurodollars in immediately available funds to be delivered on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of CLNY's

LIBOR Loan to be outstanding during such Interest Period are offered by the principal London office of Credit Lyonnais to banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period.

          "LIBOR Loan": at any time, any Revolving Loan, or any portion of a Term Loan, which bears interest at such time at a rate which is based upon the LIBO Rate.

          "LIBO Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                 LIBO Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Lien": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

          "Loan": each Revolving Loan and each portion of a Term Loan that is of a particular Type; and "Loans" means all of the Revolving Loans and the Term Loans, collectively.

          "Loan Documents": this Agreement, the Notes, the Security Documents, the Subordination Agreement, the LC Applications, the Subsidiary Guarantee, the Contribution Agreement, each Supplement to the Subsidiary Guarantee or the Contribution Agreement, and any other instruments or documents relating hereto or thereto.

          "Losses": as defined in Section 11.2(b)(i).

          "LWH": LWH Holding, S.A., a Luxembourg joint stock company (Societe Anonyme).

          "Majority Lenders": at any time, Lenders who have Percentages which total at least 66 2/3%.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Borrower's ability to perform its obligations under this Agreement or any other Loan Document or (b) the validity or enforceability (against the Borrower) of this Agreement or any other Loan Document, or any of the rights or remedies of the Agent, the Issuing Bank or any Lender hereunder or thereunder.

          "Material Environmental Amount": any amount payable by the Borrower and/or any of its Subsidiaries in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, that has a Material Adverse Effect.

          "Material Subsidiary": any Subsidiary of the Borrower which, together with its Subsidiaries, either (a) has assets constituting 5% or more of the total assets of the Borrower and its consolidated Subsidiaries on the date of determination or (b) accounts for 5% or more of the Consolidated EBITDA for the fiscal quarter of the Borrower ended on, or most recently ended prior to, the date of determination.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Note" and "Notes": as defined in Section 2.8(c).

          "Notice of Borrowing": as defined in Section 2.3(a).

          "Notice of Conversion or Continuation": as defined in Section 2.4(a).

          "Obligations": all indebtedness and other liabilities and obligations of the Borrower hereunder or under any other Loan Document including, without limitation, (i) the obligation to repay the Loans in full when due, (ii) the obligation to pay interest on the Loans at the rates and on the dates specified herein, (iii) the obligation to pay the Fees in full when due at the rates and on the dates specified herein or in the Fee Letter, (iv) the obligation to reimburse the Issuing Bank in full for any payment made by it under a Letter of Credit as provided herein or in the relevant LC Application, (v) the obligation to Cash Collateralize the Letters of Credit as provided herein, (vi) the obligation to indemnify the Agent, the Issuing Bank and the Lenders as provided herein or in any other Loan Document, (vii) the obligation to pay costs and expenses as provided herein or in any other Loan Document, and (viii) the obligation to pay all other amounts specified herein or in any other Loan Document.

          "Other Taxes": as defined in Section 9.2(a).

          "Participants": as defined in Section 9.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "Percentage": as to any Lender at any time, (a) so long as any Aggregate Revolving Commitments are in effect, the percentage set forth opposite such Lender's name in the column entitled "Percentages" on Schedule I, as such schedule may be amended from time to time and (b) after the Aggregate Revolving Commitments have been cancelled or terminated, have been reduced to $0 or have expired, the percentage of the aggregate principal amount of Loans then outstanding represented by the aggregate outstanding principal amount of such Lender's Loans. Each Lender's Percentage shall initially be equal to the percentage of the Aggregate Commitments represented by such Lender's Commitments as of the Closing Date and shall be changed from time to time to reflect any changes in the relative sizes of the Lenders' respective Revolving Commitments and outstanding Term Loans, whether by reason of assignments, permitted non-pro rata repayments of the Loans, or otherwise. The Agent is hereby authorized to amend Schedule I from time to time to the extent necessary to reflect any such changes, and the Schedule shall be deemed to have been amended automatically, without the need for any action by the Agent, to reflect any such changes recorded in the Register.

          "Permitted Liens": the Liens described in clauses (a) through (i) of
Section 6.11.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Properly Contested": as defined in Section 6.2.

          "Property" as defined in Section 4.21.

          "Qualified Subsidiary": any wholly-owned Subsidiary of the Borrower all of whose stock has been pledged to the Agent for the benefit of the Lenders and the Issuing Bank pursuant to a pledge agreement satisfactory in form and substance to the Agent, which Subsidiary (a) is organized or incorporated under the laws of the United States of America or any state thereof, (b) has been approved in advance in writing by the Majority Lenders as a Qualified Subsidiary under this Agreement, (c) has duly executed and delivered to the Agent, with a counterpart for each Lender, a Subsidiary Guarantee, a Subsidiary Security Agreement and a Contribution Agreement (or Supplements to the foregoing substantially in the forms annexed thereto) and (d) has duly executed and/or delivered such other certificates, opinions, documents and instruments as may be reasonably requested by the Agent.

          "Receivable" means any right, now existing or hereafter arising, of the Borrower to payment for goods sold or for services rendered which constitutes an account receivable of the Borrower under GAAP.

          "Register": as defined in Section 9.6(d).


          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 4043 or any successor regulation thereto.

          "Requirement of Law": as to any Person, the articles or certificate of incorporation, declaration of trust, partnership agreement and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

          "Responsible Officer": the president or vice president-administration of the Borrower or, with respect to financial matters, the chief financial officer or treasurer of the Borrower or, with respect to any certification of incumbency of any officer or any resolutions or other matters of corporate authorization or governance, the secretary of the Borrower.

          "Restricted Payment": with respect to any Person, (i) the declaration or payment by such Person of any dividend (excluding dividends payable solely in Capital Stock of such Person) or any other distribution on any share of the Capital Stock of such Person, (ii) the purchase, redemption or retirement by such Person of any share of any of such Person's Capital Stock, (iii) any payment by such Person resulting in the reduction of the capital of such Person, and (iv) the payment by such Person of any amount, including principal and interest, of subordinated indebtedness of such Person.

          "Revolving Commitment": with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.1, and to issue or participate in Letters of Credit pursuant to Section 2.11, in the amount specified for such Lender in Schedule I, as such Lender's Revolving Commitment may be terminated or reduced from time to time in accordance with the provisions of this Agreement.

          "Revolving Commitment Period": the period from and including the date hereof to but excluding the Revolving Commitment Termination Date.

          "Revolving Commitment Termination Date": October 17, 2001, or such earlier date on which the Revolving Commitments shall terminate as provided herein.

          "Revolving Exposure": with respect to any Lender at any time, the sum of (c) the aggregate principal amount of all Revolving Loans of such Lender outstanding at such time, plus (d) such Lender's LC Exposure at such time.


          "Revolving Loan" and "Revolving Loans": as defined in Section 2.1(a).

          "SEC": the United States Securities and Exchange Commission or any successor thereto.

          "Security Documents": collectively, the Borrower Security Agreement, the Subsidiary Security Agreement, each Supplement to the Subsidiary Security Agreement, and each financing statement or other document executed, filed or recorded in connection therewith; and "Security Document" means each of the foregoing, individually.

          "SIMA": Societe Industrielle de Materiaux Avances, a societe anonyme organized under the laws of the Republic of France.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" and "Solvency": with respect to any Person on a particular date, the condition that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "Subordinated Indebtedness": all Indebtedness of the Borrower which is subordinated to the Obligations by an instrument in writing satisfactory in form and substance to the Agent.

          "Subordination Agreement": as defined in Section 5.1(a)(vii).

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; and "wholly-owned Subsidiary" means, as to any Person, a corporation, partnership or other entity all of whose shares of stock or other ownership interests are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

          "Subsidiary Guarantee": a Subsidiary Guarantee substantially in the form of Exhibit D.


          "Subsidiary Security Agreement": a Subsidiary Security Agreement substantially in the form of Exhibit E.

          "Taxes": as defined in Section 4.4(a).

          "Term Commitment": with respect to each Lender, the commitment of such Lender to make Term Loans pursuant to Section 2.2 in the amount specified for such Lender in Schedule I, as such Lender's Term Commitment may be terminated or reduced from time to time in accordance with the provisions of this Agreement.

          "Term Loan" and "Term Loans": as defined in Section 2.2(a).

          "Tranche": as defined in Section 2.5.

          "Transferee": as defined in Section 9.6(g).

          "Type": as to any Loan or portion thereof, its nature as a Base Rate Loan, a Eurodollar Loan, or a LIBOR Loan.

          "Underfunding": an excess of the present value of all accumulated benefits under a Plan (based on those assumptions used to fund such Plan), over the aggregate market value of the assets of such Plan allocable to such accumulated benefits, determined in each case as of the most recent annual valuation date.

          "UCC": the Uniform Commercial Code as adopted in New York and from time to time in effect.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, in the other Loan Documents, and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms which are not defined in Section 1.1 and accounting terms which are partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and the words "this Agreement" refer to this Credit Agreement, together with all schedules and exhibits hereto, as amended, restated, modified or supplemented from time to time.


          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa. Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

          (f) The Table of Contents and Article, Section, Schedule and Exhibit headings used in this Agreement are for convenience only and shall not affect the construction or meaning of any provisions of this Agreement.

          (g) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns, (ii) to any Requirement of Law defined or referred to herein shall be deemed references to such Requirement of Law or any successor Requirement of Law as the same may have been or may be amended or supplemented from time to time, and
(iii) to any Loan Document or other document or agreement defined or referred to herein shall be deemed to refer to such Loan Document or other document or agreement (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

          (h) Unless otherwise specified, all references to times of day shall be to New York, New York times.

          (i) Unless otherwise specified, the term "including", whenever used in this Agreement or any other Loan Document, shall be deemed to mean "including without limitation".

          (j) Each authorization in favor of the Agent, the Issuing Bank or any Lender granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

                                    ARTICLE 2
                               THE CREDIT FACILITY

          2.1 The Revolving Loans.

          (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding not exceeding such Lender's Revolving Commitment; provided, however, that no Revolving Loan shall be made by any Lender hereunder if, after giving effect thereto, (i) such Lender's Revolving Exposure would exceed such Lender's Revolving Commitment or (ii) the Aggregate Revolving Exposure would exceed the lesser of (1) the Aggregate Revolving Commitments or (2) the Borrowing Base then in effect.

          (b) Subject to the terms and conditions of this Agreement, during the Revolving Commitment Period the Borrower may borrow from the Lenders pursuant to this Article 2, repay or prepay pursuant to Section 2.9 (subject to the provisions of Section 3.5) and reborrow pursuant to this Article 2 up to the amount of the Aggregate Revolving Commitments then in effect by means of Base Rate Loans, Eurodollar Loans or LIBOR Loans; provided that no Revolving Loan shall be made hereunder as a Eurodollar Loan or a LIBOR Loan after the day that is one month prior to the Revolving Commitment Termination Date.

          2.2 The Term Loans.

          (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each Lender's term loan herein called a "Term Loan" and all of the Lenders' term loans herein collectively called the "Term Loans") on the Effective Date in a principal amount of up to, but not exceeding, such Lender's Term Commitment. Subject to the terms and conditions of this Agreement, each Term Loan shall be made as a Base Rate Loan and may, from time to time after the Effective Date, be converted into one or more Base Rate Loans, Eurodollar Loans, or LIBOR Loans or a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.4.

          (b) The Borrower shall borrow the Term Loans in a single borrowing hereunder on the Effective Date. In the event that the aggregate principal amount of Term Loans requested by the Borrower pursuant to Section 2.3(b) is less than the Aggregate Term Commitments, each Lender's Term Commitment shall be reduced on the Effective Date, immediately prior to its disbursement of its Term Loan, to the principal amount of such Term Loan. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

          2.3 Procedure for Borrowing.

          (a) The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent (i) prior to 11:00 a.m. on the requested Borrowing Date with respect to Base Rate Loans, (ii) prior to 4:00 p.m. on the Business Day immediately preceding the requested Borrowing Date with respect to Eurodollar Loans, and
(iii) prior to 11:00 a.m. on the date three Business Days prior to the requested Borrowing Date with respect to LIBOR Loans), which notice shall be substantially in the form of Exhibit B-1 and shall be duly completed by the Borrower (each, a "Notice of Borrowing"). Each Borrowing consisting of Eurodollar Loans or LIBOR Loans shall be in an amount equal to $500,000 or any greater amount that is a whole multiple of $100,000 and each Borrowing consisting of Base Rate Loans shall be in an amount equal to $100,000 or any whole multiple thereof (or, if the Aggregate Revolving Commitments on the requested Borrowing Date are less than $100,000, such lesser amount). If the Type of the requested Loans is not specified in a

Notice of Borrowing, then such Loans shall be made as Base Rate Loans. If no Interest Period is specified with respect to any requested Fixed Rate Loans in a Notice of Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Percentage of each Borrowing available to the Agent for the account of the Borrower in Dollars and in immediately available funds at the office of the Agent at 1301 Avenue of the Americas, New York, New York 10019, prior to 12:00 noon on the Borrowing Date requested by the Borrower. The Agent shall make the amounts received by it from the Lenders available to the Borrower on the requested Borrowing Date by crediting such amounts to the account maintained by the Borrower with the Agent.

          (b) The Borrower may borrow the Term Loans as Base Rate Loans on the Effective Date, provided that the Borrower shall give the Agent a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. on the Effective Date). The requested Borrowing shall be in an amount equal to $100,000 or any whole multiple thereof. Upon receipt of a Notice of Borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Term Loan available to the Agent in Dollars and in immediately available funds for the account of the Borrower at the office of the Agent at 1301 Avenue of the Americas, New York, New York 10019, prior to 12:00 noon on the Effective Date. The Agent shall make the amounts received by it from the Lenders available to the Borrower on the Effective Date by crediting such amounts to the account maintained by the Borrower with the Agent.

          2.4 Procedure for Conversion and Continuation.

          (a) The Borrower may elect from time to time to convert outstanding Loans from one Type to another by giving the Agent irrevocable written notice of such election (i) at least one Business Day prior to the proposed conversion date, in the case of conversion of Loans of another Type into Eurodollar Loans or Base Rate Loans and (ii) at least three Business Days prior to the proposed conversion date, in the case of conversion of Loans of another Type into LIBOR Loans, which notice shall be substantially in the form of Exhibit B-2 and shall be duly completed by the Borrower (each, a "Notice of Conversion or Continuation"); provided, however, that any conversion of Eurodollar Loans or LIBOR Loans into Loans of another Type may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Fixed Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. If such notice fails to specify the length of the initial Interest Period or Interest Periods therefor, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of any outstanding Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Fixed Rate Loan when any Event of Default has occurred and is continuing and the Agent has notified the Borrower that such conversion option is no longer available, (ii) no Revolving Loan may be converted into a Fixed Rate Loan after the date that is one month prior to the Revolving Commitment Termination Date, and (iii) no portion of any Term Loan may be converted into a Fixed Rate

Loan after the date that is one month prior to the date of the final installment of principal of the Term Loans.

          (b) Any Fixed Rate Loans may be continued by the Borrower as such upon the expiration of the then current Interest Period with respect thereto by giving a Notice of Conversion or Continuation to the Agent, specifying the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the definition of the term "Interest Period" set forth in Section 1.1; provided, however, that no Fixed Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has notified the Borrower that such continuation option is no longer available or (ii) after the date that is one month prior to the Revolving Commitment Termination Date (if the relevant Fixed Rate Loan is a Revolving Loan) or the date of the final installment of principal of the Term Loans (if the relevant Fixed Rate Loan is part of a Term Loan); and provided further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Fixed Rate Loans shall be automatically converted to Base Rate Loans on the last day of the then expiring Interest Period.

          2.5 Minimum Amount and Maximum Number of Tranches.

          All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Fixed Rate Loans comprising each Tranche (as defined below) shall be equal to $100,000 or any greater amount that is a whole multiple thereof and so that there shall not be more than 6 Tranches at any one time outstanding. For purposes of this Section, the term "Tranche" shall mean any group of Fixed Rate Loans of the same Class and Type, whose Interest Periods begin on the same day and end on the same day (whether or not such Loans were originally made as Fixed Rate Loans of such Type or converted into Fixed Rate Loans of such Type on the same day).

          2.6 Termination or Reduction of Revolving Commitments.

          (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Aggregate Revolving Commitments or, from time to time, to reduce the amount of the unused Aggregate Revolving Commitments. Any such partial reduction shall be in an aggregate amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Revolving Commitments then in effect. If the aggregate principal amount of the Revolving Loans outstanding on the effective date of any such reduction exceeds the amount of the Aggregate Revolving Commitments after giving effect to such reduction, the Borrower shall prepay the Revolving Loans on the date on which such reduction becomes effective, by an amount equal to the amount of such excess. Any such termination of the Aggregate Revolving Commitments shall be accompanied by prepayment in full of the Revolving Loans then outstanding.

          (b) Interest accrued on the amount of any partial prepayment pursuant to this Section 2.6 to the date of such partial prepayment shall be paid on the date of such partial prepayment. In the case of the termination of the Aggregate Revolving Commitments, interest accrued on the amount of the prepayment relating thereto and any unpaid Commitment Fees accrued hereunder shall be paid by the Borrower on the date of such termination. Prepayments made pursuant to this
Section 2.6 shall be accompanied by amounts payable pursuant to Section 3.5, if any, that are attributable to such prepayments.

          2.7 Repayment of Loans.

          (a) The Borrower hereby unconditionally promises to repay to each Lender in full on the Revolving Commitment Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 7.1) the principal amount of all Revolving Loans of such Lender that are then outstanding.

          (b) The Borrower hereby unconditionally promises to repay the aggregate principal amount of the Term Loans in five (5) consecutive annual installments payable on the dates set forth below in the respective amounts set forth below opposite such dates (or, if less, the aggregate principal amount of the Term Loans then outstanding):

          Installment Date                       Amount of Installment
          ----------------                       ---------------------

          October 17, 1997                       $4,000,000

          October 17, 1998                        4,000,000

          October 17, 1999                        4,000,000

          October 17, 2000                        4,000,000

          October 17, 2001                        4,000,000

          The outstanding principal balance of the Term Loans shall be repaid in full on October 17, 2001. Each installment of principal of the Term Loans shall be made together with payment in full of all interest accrued thereon to the payment date.

          2.8 Evidence of Indebtedness.


          (a) Each Lender shall maintain in accordance with its normal practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The entries made in the accounts of each Lender maintained pursuant to this Section 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, provided, however, that the failure of any Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (c) The Borrower agrees that, upon request to the Borrower by the Agent at the behest of any Lender, the Borrower will execute and deliver to such Lender promissory notes furnished to the Borrower by the Agent, duly executed by the Borrower, substantially in the form of Exhibits A-1 and A-2, with appropriate insertions as to date and principal amount (each, a "Note" and, collectively, the "Notes"), evidencing the Revolving Loans and the Term Loans, respectively, of such Lender to the Borrower.

          2.9 Optional and Mandatory Prepayments.

          (a) The Borrower may at any time prepay the Loans made to it, in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on the amount prepaid and any amounts payable pursuant to Section 3.5. Optional partial prepayments shall be in an aggregate principal amount equal to $500,000 or any greater amount that is a whole multiple of $100,000.

          (b) If the Aggregate Revolving Exposure exceeds the lesser of (i) the Aggregate Revolving Commitments or (ii) the Borrowing Base at any time, the Borrower shall immediately prepay any outstanding Revolving Loans and Cash Collateralize any outstanding Letters of Credit, to the extent necessary to eliminate such excess. Any prepayment hereunder shall be accompanied by accrued interest on the amount prepaid and any amounts payable pursuant to Section 3.5.

          (c) Any prepayment under this Section 2.9 shall be applied, first, to outstanding Base Rate Loans and Fixed Rate Loans with Interest Periods ending on the day of such prepayment, if any, and thereafter to any other Fixed Rate Loans then outstanding.

          (d) Partial prepayments of the Term Loans shall be applied to the installments of principal thereof in the inverse order of maturity of such installments.

          2.10 Interest Rates and Payment Dates.

          (a) Each Base Rate Loan shall bear interest for each day it is outstanding at a rate per annum equal to the Base Rate in effect on such day.

          (b) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate applicable to such Interest Period, plus one and one-quarter percent (1.25%).

          (c) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate applicable to such Interest Period, plus one and one-quarter percent (1.25%).

          (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Fee or other amount payable hereunder is not paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest from its due date until it is paid in full (after as well as before judgment) at a rate per annum equal to the Eurodollar Rate plus the margin applicable to Eurodollar Loans under paragraph (b) of this Section 2.10, plus 2%.

          (e) Interest (i) on each Base Rate Loan shall be payable monthly in arrears on the first Business Day of each calendar month, on the Revolving Credit Termination Date, and on any earlier repayment or conversion of such Loan and (ii) on each Fixed Rate Loan shall be payable in arrears on the last day of each Interest Period applicable thereto; provided that interest accruing pursuant to paragraph (d) of this Section 2.10 shall be payable from time to time on demand.

          (f) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the Indebtedness evidenced by this Agreement or any other Loan Document shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

          2.11 The Letters of Credit.

          (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Issuing Bank agrees, at any time and from time to time on or after the Effective Date until the earlier of
(i) the tenth Business Day preceding the Revolving Commitment Termination Date and (ii) the termination of the Revolving Commitments in accordance with the terms hereof, to issue Letters of Credit for the account of the Borrower;

provided, however, that no Letter of Credit shall be issued if, after giving effect thereto:

          (x) the Aggregate LC Exposure would exceed Five Million Dollars ($5,000,000); or

          (y) the Aggregate Revolving Exposure would exceed the lesser of (1) the Aggregate Revolving Commitments or (2) the Borrowing Base then in effect.

Each Letter of Credit (i) shall be in a form satisfactory to the Issuing Bank and (ii) shall permit drawings upon the presentation of such documents as shall be specified by the Borrower in the LC Application delivered pursuant to paragraph (d) of this Section 2.11.

          (b) All letters of credit issued by the Issuing Bank under the Existing Agreement and outstanding on the Effective Date (the "Existing Letters of Credit") shall automatically become Letters of Credit hereunder on the Closing Date and shall be deemed for all purposes of this Agreement to have been issued on the Closing Date. All letter of credit applications and reimbursement agreements executed and delivered by the Borrower in connection with the issuance, amendment or renewal of any Existing Letter of Credit shall constitute LC Applications for all purposes of this Agreement and the other Loan Documents. All Existing Letters of Credit are listed in the Disclosure Schedule.

          (c) Each Letter of Credit shall by its terms expire no later than the earlier to occur of (i) 360 days after the issuance thereof or (ii) the last Business Day prior to the Revolving Commitment Termination Date. Any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (ii) of the preceding sentence). Each Letter of Credit shall by its terms provide for payment of drawings in Dollars.

          (d) The Borrower shall request the issuance of a Letter of Credit by submitting to the Issuing Bank, at its address specified in Schedule I, a properly completed and duly executed counterpart of the Issuing Bank's standard letter of credit application (an "LC Application") no later than 11:00 a.m., five (5) Business Days (or such shorter period as shall be acceptable to the Issuing Bank) prior to the proposed issuance of the requested Letter of Credit. Each LC Application shall refer to this Agreement, shall specify (i) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount of such Letter of Credit, (ii) the name and address of the beneficiary of such Letter of Credit, (iii) whether such Letter of Credit shall permit a single drawing or multiple drawings, (iv) the form of the documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof), and (v) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph (c) of this Section 2.11), and shall be accompanied by such certificates, documents, and other papers and information as the Issuing Bank may reasonably request. The

Agent shall give to each Lender prompt written or telecopy advice of the issuance of any Letter of Credit. The Borrower hereby agrees to observe and perform all of its covenants, duties and obligations under each LC Application.

          (e) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, effective upon the issuance of such Letter of Credit, a participation in such Letter of Credit equal to such Lender's Percentage at the time of any drawing thereunder of the stated amount of such Letter of Credit. In addition, the Issuing Bank hereby grants to each Lender, and each

Lender hereby acquires from the Issuing Bank, effective on the Closing Date, a participation in each Existing Letter of Credit equal to such Lender's Percentage at the time of any drawing thereunder of the face amount of such Existing Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, in accordance with paragraph (g) of this
Section 2.11, such Lender's Percentage of each LC Disbursement under a Letter of Credit that is not paid or reimbursed by the Borrower by 10:00 a.m. on the date such LC Disbursement is made by the Issuing Bank; provided, however, that the Lenders shall not be obligated to make any such payment with respect to any payment or disbursement made under any Letter of Credit to the extent resulting from the gross negligence or wilful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction.

          (f) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (e) of this Section 2.11 in respect of Letters of Credit and its obligation to make the payments specified in paragraph
(g) of this Section 2.11 in respect thereof shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement by the Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (g) On the date on which it shall have ascertained that any documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give written or telecopied notice to the Borrower and the Agent of the amount of the drawing and the date on which payment thereon has been or will be made (the "Drawing Date"). If the Issuing Bank shall not have received from the Borrower the payment required pursuant to paragraph (h) of this Section 2.11 by 10:00 a.m. on the relevant Drawing Date, the Issuing Bank shall so notify the Agent, which shall in turn promptly notify each Lender, specifying in the notice to each Lender such Lender's Percentage of the amount paid or to be paid by the Issuing Bank under such Letter of Credit. Each Lender shall pay to the Agent, not later than 12:00 noon on the relevant Drawing Date, such Lender's Percentage of the payment made or to be made by the Issuing Bank under such Letter of Credit, which the Agent shall promptly pay to the Issuing Bank. The amount paid by each Lender pursuant to the preceding sentence shall be deemed to constitute a Base Rate Loan of such Lender and such payment shall be deemed to have increased the outstanding principal amount of such Lender's Revolving Loans and reduced such Lender's L/C Exposure. In the event that any Lender fails to pay its Percentage of such amount when due in accordance with the preceding sentence, such Lender shall pay such amount to the Agent for the account of the Issuing Bank on demand, together with interest thereon at the rates specified in Section 2.14 (b) and the administrative fee specified in said Section. Promptly upon its receipt from the Borrower of any payment in respect of a drawing under a Letter of Credit with respect to which the Lenders have reimbursed the Issuing Bank pursuant to this paragraph (g), the Agent will remit to each Lender such Lender's Percentage of such payment; provided that (i) amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any drawing under a Letter of Credit and (ii) amounts representing interest at the rate provided in paragraph (h) of this Section 2.11 on any payment made by the Issuing Bank under a Letter of Credit for the period prior to the payment by such Lender of such amounts shall in each case be remitted to the Issuing Bank.

          (h) If any draft shall be presented to the Issuing Bank under a Letter of Credit, the Borrower shall pay to the Issuing Bank an amount equal to the amount of such draft before 10:00 a.m. on the date the Issuing Bank proposes to pay such draft. If such payment is not made when due, it shall bear interest at a rate per annum equal to the interest rate applicable to Base Rate Loans from (and including) the date of payment of such draft by the Issuing Bank to (but excluding) the date on which the Borrower shall have reimbursed the Issuing Bank in full for such payment and shall be payable, together with accrued interest, on demand. Each payment made to the Issuing Bank by the Borrower pursuant to this paragraph (h) shall be made at the Issuing Bank's address specified in
Schedule I (or such other address as the Issuing Bank may specify in writing from time to time) in lawful money of the United States of America and in immediately available funds. The obligation of the Borrower to pay the amounts referred to above in this paragraph (h) (and the obligations of the Lenders under paragraphs (e) and (g) of this Section 2.11) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or of the obligations of the Borrower under this Agreement;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agent, the Issuing Bank or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction) or any other Person in connection with this Agreement or any other transaction;

          (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction;

          (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any respect with the terms of such Letter of Credit; or

          (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

          It is understood that in making any payment under a Letter of Credit
(x) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereof equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not, in and of itself, be deemed wilful misconduct or gross negligence of the Issuing Bank.

          2.12 Fees.

          (a) The Borrower shall pay to the Agent, for the account of the Lenders, a commitment fee (the "Commitment Fee") calculated at the rate of one-quarter of one percent (0.25%) per annum on the average daily unused amount of the Aggregate Revolving Commitments from the Closing Date through the Revolving Commitment Termination Date (or, if the Aggregate Revolving Commitments are terminated pursuant to Section 2.6, through the date of such termination). The Commitment Fee payable with respect to each month shall be paid on the last Business Day of such month, starting with October 31, 1996, and on the Revolving Commitment Termination Date or the date on which the Aggregate Revolving Commitments shall have been cancelled or terminated.


          (b) The Borrower shall pay to the Agent, for the account of the Lenders, in respect of each Letter of Credit, a letter of credit fee (the "Letter of Credit Fee") for the period from the issuance of such Letter of Credit through its expiration date, calculated at the rate of one and one-eighth percent (1.125%) per annum on the face amount of such Letter of Credit (taking into account, in calculating such fee, any scheduled reductions in said face amount). The Letter of Credit Fee payable with respect to each Letter of Credit shall be paid on the date such Letter of Credit is issued and upon any renewal thereof.

          (c) The Borrower shall pay to the Agent, for the account of the Issuing Bank, in respect of each Letter of Credit, (i) a fronting fee (the "Fronting Fee") for the period from the issuance of such Letter of Credit through its expiration date, calculated at the rate of one-eighth of one percent (0.125%) per annum on the face amount of such Letter of Credit

(taking into account, in calculating such fee, any scheduled reductions in said face amount) and (ii) the customary administration, issuance, amendment, transfer, drawing and negotiation fees and charges (the "Customary Charges") charged by the Issuing Bank from time to time in connection with its issuance, administration and payment of letters of credit. The Fronting Fee payable with respect to each Letter of Credit shall be paid on the date such Letter of Credit is issued and upon any renewal thereof. The Customary Charges shall be paid promptly upon request therefor by the Issuing Bank.

          (d) The Borrower shall pay to the Agent, when and as due, all fees specified in the letter agreement dated September 24, 1996, between the Agent and the Borrower (the "Fee Letter").

          2.13 Computation of Interest and Fees.

          (a) Interest and Fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed, except that so long as interest on Base Rate Loans is determined on the basis of the CLNY Base Rate, such interest shall be calculated on the basis of a 365 or 366-day year, as applicable, for the actual number of days elapsed. Any change in the interest rate on a Loan resulting from a change in the CLNY Base Rate or the Federal Funds Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall notify the Borrower and the Lenders as soon as practicable of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

          2.14 Pro Rata Treatment and Payments.

          (a) Each Borrowing, each payment received by the Agent on account of the Commitment Fee or the Letter of Credit Fees, and any reduction in the Commitments, shall be allocated by the Agent to the Lenders pro rata according to their respective Percentages. Each payment and prepayment by the Borrower on account of principal of or interest on the Loans, each continuation of Loans of a particular Type, and each conversion of Loans from one Type to another (other than conversions pursuant to Section 3.2 or 3.3) shall be made pro rata and shall be allocated by the Agent among the Lenders according to the respective outstanding principal amounts of their Loans. All payments and prepayments to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon (or, in the case of payments under Section 2.11(h), prior to 10:00 a.m.) on the due date thereof to the Agent, for the account of the Lenders, the Issuing Bank or the Agent, as appropriate, by a transfer in Dollars and in immediately available funds to the office of the Agent at 1301 Avenue of the Americas, New York, New York 10019, or at such other office of the Agent or any affiliate thereof as the Agent may specify from time to time. The Agent shall distribute any such payments received by it for the account of the Lenders or the Issuing Bank to the Lenders or the Issuing Bank, as appropriate, promptly upon its receipt thereof in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment due date shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to any Borrowing Date or any Drawing Date that such Lender will not make its Percentage of the relevant Borrowing or LC Disbursement available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower or the Issuing Bank, as the case may be, a corresponding amount. If such amount is not made available to the Agent by the required time on the relevant Borrowing Date or Drawing Date, such Lender shall pay to the Agent, on demand, (x) such amount with interest thereon at a rate per annum equal to (i) the Federal Funds Rate for the first three days following the relevant Borrowing Date or Drawing Date and (ii) the Base Rate thereafter, until such Lender makes such amount immediately available to the Agent and (y) an administrative fee of $250. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If any Lender's Percentage of any Borrowing is not made available to the Agent by such Lender within three Business Days of the Borrowing Date for such Borrowing, the Agent shall also be entitled to recover such amount with interest thereon at the rate or rates per annum applicable to such Borrowing hereunder, on demand, from the Borrower if and to the extent that the Agent has made such amount available to the Borrower (without prejudice to any rights the Borrower may have against such Lender).

          2.15 Obligations of Lenders


          The Lenders' obligations to make Loans and participate in Letters of Credit hereunder shall be several and not joint. No Lender shall be responsible for the obligations of any other Lender and no Lender shall be liable for any failure by any other Lender to perform any of its obligations hereunder or under any other Loan Document. The failure by any Lender to perform any of its obligations hereunder or under any other Loan Document shall not relieve any other Lender from any of its obligations hereunder or under any other Loan Document.

                                    ARTICLE 3
                     YIELD PROTECTION AND ILLEGALITY; TAXES.

          3.1 Inability to Determine Interest Rate.

          If prior to the first day of any Interest Period:

               (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the LIBO Rate for such Interest Period, or

               (b) the Agent shall have received notice from the Majority Lenders that the Eurodollar Rate or the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans during such Interest Period as Eurodollar Loans or LIBOR Loans, as the case may be, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, any Affected Fixed Rate Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Affected Fixed Rate Loans shall be made, nor shall the Borrower have the right to request any Affected Fixed Rate Loans.

          3.2 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or LIBOR Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the obligation of such Lender hereunder to make any Affected Fixed Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make and maintain Affected Fixed Rate Loans, such Lender shall have no obligation to make or maintain Affected Fixed Rate Loans, and (c) any Affected Fixed Rate Loans of such Lender then outstanding shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of an Affected Fixed Rate Loan of a Lender occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Agent for the account of such Lender such amounts, if any, as may be required pursuant to Section 3.5.

          3.3 Additional Costs; Capital Adequacy.


          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Creditor, or compliance by any Creditor with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Creditor becomes a Creditor hereunder):

          (i) shall subject such Creditor to any tax of any kind whatsoever with respect to any Letter of Credit issued or maintained by it, any Fixed Rate Loan made or maintained by it, or its obligation to issue or participate in Letters of Credit or make Fixed Rate Loans, or change the basis of taxation of payments to such Creditor in respect thereof (except for Taxes covered by Section 3.4 and changes in taxes measured by or imposed upon the overall net income, or franchise taxes (imposed in lieu of such net income tax), of such Creditor or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any office of such Creditor, which requirement is not otherwise included in the determination of the Eurodollar Rate or the LIBO Rate hereunder; or

          (iii) shall impose on such Creditor any other condition;

and the result of any of the foregoing is to increase the cost to such Creditor of issuing, maintaining or participating in Letters of Credit or of making or maintaining Fixed Rate Loans or to reduce any amount receivable hereunder in respect thereof or of its Revolving Commitment hereunder, then from time to time, within 2 Business Days after submission by such Creditor to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Creditor (i) any additional amounts necessary to compensate such Creditor for such increased cost or reduced amount receivable attributable to its issuance, maintenance or participation in any Letters of Credit or its making or maintaining any Fixed Rate Loans, and such additional amount or amounts as will compensate such Creditor for such increased cost or reduced amounts receivable attributable to this Agreement, such Creditor's obligation to issue, maintain or participate in Letters of Credit, such Creditor's Revolving Commitment and the credit facilities provided hereunder; provided that, in any such case, if the compensation required to by provided by it hereunder relates to a Fixed Rate Loan, the Borrower may elect to convert the Affected Fixed Rate Loans made by the relevant Lender to it hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to the Agent for the account of such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.5. If any Creditor becomes entitled to claim any additional amounts pursuant to this Section 3.3, it shall provide prompt notice thereof to the Borrower, through the Agent. Such notice as to any additional amounts payable pursuant to this Section 3.3 submitted by such Creditor, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the other Loan Documents and the payment in full of the Notes and all other amounts payable hereunder.

          (b) If any Creditor shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Creditor or any corporation controlling such Creditor with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Creditor becomes a Creditor hereunder), does or shall have the effect of reducing the rate of return on such Creditor's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Creditor or such corporation could have achieved but for such change or compliance (taking into consideration such Creditor's or such corporation's policies with respect to capital adequacy), then from time to time, within 2 Business Days after submission by such Creditor to the Borrower (with a copy to the Agent) of a written request therefor, (i) the Borrower shall pay to such Creditor such additional amount or amounts as will compensate such Creditor for such reduction attributable to its issuance or maintenance of or participation in the Letters of Credit hereunder, or its making or maintaining of Fixed Rate Loans hereunder, and (ii) the Borrower shall pay to such Creditor such additional amount or amounts as will compensate such Creditor or such corporation for such reduction attributable to this Agreement, its obligation to issue or participate in Letters of Credit hereunder, its Revolving Commitment hereunder and the credit facilities provided hereunder to the Borrower.

          (c) If any Creditor requests compensation from the Borrower pursuant to paragraph (a) or (b) of this Section 3.3, such Creditor will deliver to the Borrower a certificate setting forth in reasonable detail the basis and amount of such request (with a copy to the Agent) and such certificate shall be conclusive as to the amount set forth therein, absent manifest error. In determining such amount, such Creditor may make such estimates, assumptions, allocations among its assets and liabilities and the like as it determines in good faith to be appropriate, and the determinations made by such Creditor on the basis thereof shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors. The covenants and obligations of the Borrower set forth in this Section 3.3 shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

          3.4 Taxes.

          (a) Except as provided below in this Section 3.4, all payments made by the Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent or any Creditor, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Creditor, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Creditor (excluding a connection arising solely from the Agent or such Creditor having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Agent or any Creditor hereunder or under any other Loan Document, the amounts so payable shall be increased to the extent necessary to yield to the Agent or such Creditor (after payment of all Taxes) interest, fees or any other amounts payable hereunder or under any other Loan Document at the rates or in the amounts specified in this Agreement or such other Loan Document; provided, however, that the Borrower shall be entitled to deduct and withhold Taxes from amounts payable to any Creditor that is not organized under the laws of the United States of America or a state thereof (and shall not be required to increase amounts payable hereunder to gross up for Taxes) if such Creditor fails to comply with the requirements of paragraph (b) of this Section
3.4. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Creditor, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and each Creditor for any incremental taxes, interest or penalties that may become payable by the Agent or such Creditor as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Creditor that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) on or before the date of any payment by the Borrower under this Agreement or any other Loan Document to such Creditor, deliver to the Borrower and the Agent (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or any successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax; and

               (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent;

unless in any such case any change in any Requirement of Law has occurred after the date such Creditor becomes a Creditor hereunder which renders all such forms inapplicable or which would prevent such Creditor from duly completing and delivering any such form with respect to it and such Creditor so advises the Borrower and the Agent. Each Person that becomes a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          3.5 Indemnity.

          The Borrower agrees to indemnify each Lender against and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Fixed Rate Loans, converting any Loans to Fixed Rate Loans or continuing any Fixed Rate Loans as such, after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any payment of a Fixed Rate Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by the Borrower of a payment or prepayment of a Fixed Rate Loan on a day which is not the last day of an Interest Period with respect thereto. Without limiting the foregoing, such indemnification shall include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the interest rate applicable to such Fixed Rate Loans, minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interbank eurodollar market. This covenant shall survive the termination of this Agreement and the other Loan Documents, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

          3.6 Lenders' Obligation to Mitigate.

          Each Creditor agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans or the issuing office for the Letters of Credit) to avoid or minimize any illegality pursuant to Section 3.2 or any amounts which might otherwise be payable pursuant to Sections 3.3 or 3.4; provided, however, that such efforts shall not (a) cause the imposition on such Creditor of any additional costs or legal or regulatory burdens deemed by such Creditor to be material, (b) violate any Requirement of Law applicable to such Creditor, or (c) violate such Creditor's internal policies.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to make the Loans, the Issuing Bank to issue the Letters of Credit, and the Agent to act as agent hereunder, the Borrower hereby represents and warrants to the Agent, the Issuing Bank and each Lender that on the Closing Date, on and at all times after the Effective Date, and on the date of any Borrowing or issuance of any Letter of Credit hereunder, as applicable:

          4.1 Organization, Powers, Compliance.

          Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the transaction of its business makes such qualification necessary. Each of the Borrower and its Subsidiaries has full corporate power and authority to own the properties and assets it currently owns and to carry on its business as it is now being conducted. The Borrower has full corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to be executed and delivered by it hereunder. Neither the Borrower nor any of its Subsidiaries is in violation of any Requirement of Law that is applicable to it or any of its properties.

          4.2 Capital Stock, Subsidiaries, Fiscal Year.

          (a) The authorized, issued and outstanding shares of Capital Stock of the Borrower are as set forth in the Disclosure Schedule. All such outstanding shares have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable. To the best of the Borrower's knowledge, there are no outstanding options or other rights pertaining to the Capital Stock of the Borrower, other than as set forth in the Disclosure Schedule. The Borrower has no obligation to repurchase or redeem any shares of its Capital Stock.

          (b) The Disclosure Schedule sets forth the names and jurisdictions of incorporation of, and the ownership interest of the Borrower in, all of the Borrower's Subsidiaries. On the date hereof the Borrower has no Material Subsidiaries.

          (c) Special Metals Foreign Sales Corp. is a foreign sales corporation within the meaning of Section 922(a) of the Code and acts as a commission agent of the Borrower as described in Treasury Regulation ss.1.924(a)-1T(b).

          (d) The Borrower's fiscal year ends on December 31 and its fiscal quarters end on March 31, June 30, September 30 and December 31, respectively.

          4.3 Authorization, Absence of Conflicts.

          The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be executed and delivered by it hereunder, the borrowings and the requests for issuance of letters of credit hereunder, and the creation of security interests in favor of the Bank pursuant to the Security Documents (a) have been duly authorized by all requisite corporate action of the Borrower, (b) do not require the consent or approval of any stockholders of the Borrower, and (c) will not (i) violate any Requirement of Law applicable to the Borrower, (ii) violate or constitute (with due notice or lapse of time or both) a breach of or a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Borrower or any of its Subsidiaries or (iv) require any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, or filing or registration by or with any Governmental Authority or any consent or approval of any other Person.

          4.4 Binding Obligations.

          This Agreement is, and, upon the delivery thereof to the Agent, each other Loan Document executed and delivered by the Borrower will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally at the time in effect and except as specific performance and rights of acceleration may be subject to equitable principles of general applicability.

          4.5 Financial Condition and Statements.

          The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young, LLP, and the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at March 31 and June 30, 1996, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarters then ended, heretofore furnished to the Lenders, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and fiscal quarters ended on said dates (subject, in the case of such financial statements as at March 31 and June 30, 1996, to normal year-end audit adjustments), all in accordance with GAAP and practices applied on a consistent basis. On said dates neither the Borrower nor any of its Subsidiaries had any material obligations or liabilities, direct or contingent (including, without limitation, any liabilities for Environmental Costs and any liabilities under Environmental Laws), liabilities for taxes, forward or long-term commitments or unrealized or anticipated losses from any commitments, except as referred to or reflected or provided for in said balance sheets as at said dates, and except for liabilities set forth on the Disclosure Schedule. Since December 31, 1995
(a) there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its consolidated Subsidiaries from that set forth in said financial statements as at said date and (b) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, after giving effect to the transactions contemplated hereby, the Borrower is Solvent.

          4.6 Taxes.

          The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment made against the Borrower or any of its Subsidiaries or any of their respective assets and all other taxes, fees and other charges imposed on the Borrower or any of its Subsidiaries by any Governmental Authority, except such taxes, if any, as are being Properly Contested. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax Liens other than Permitted Liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges. Neither the Borrower nor any of its Subsidiaries is undergoing any tax audits, other than as specified in the Disclosure Schedule.

          4.7 Title to Properties.

          Each of the Borrower and its Subsidiaries owns and has good and marketable title or leasehold rights to all of its assets, free and clear of any Liens other than Permitted Liens, and enjoys peaceful and undisturbed possession under all leases necessary in any material respects for the operation of its assets. No mortgage or financing statement or other evidence or notice of a security interest covering all or any part of the assets of the Borrower or any of its Subsidiaries is on file in any public office, except such as have been filed in connection with Permitted Liens.

          4.8 Proceedings.

          Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding or claim, at law or in equity, by or before any arbitrator, Governmental Authority or other body (including, without limitation, any Environmental Proceeding), now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower or any of their respective properties, rights or assets, which relates to the transactions contemplated hereby or by the other Loan Documents or which, if adversely determined, could have a Material Adverse Effect.

          4.9 Labor Disputes; Collective Bargaining Agreements.

          Except as set forth in the Disclosure Schedule, as of the date hereof
(a) there are no collective bargaining agreements or other labor contracts covering the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any of its Subsidiaries; (d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees; and (e) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

          4.10 Material Agreements and Licenses.

          To the best of the Borrower's knowledge, the Borrower and its Subsidiaries have all necessary licenses, permits and approvals (including, without limitation, all necessary licenses, permits and authorizations relating to Environmental Laws) to own and operate their respective properties and assets and to carry on their business as currently conducted, except where the failure to have such license, permit or authorization would not have a Material Adverse Effect.

          4.11 Intangible Assets.

          Each of the Borrower and its Subsidiaries possesses all necessary patents, know-how, trademarks, service marks, trade names, and copyrights, and rights with respect to each of the foregoing, necessary to carry on its business as currently conducted and the possession and use thereof in its business does not, to the best of the Borrower's knowledge, conflict with the patents, know-how, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, of any other Person, except where such conflict could not have a Material Adverse Effect.

          4.12 Condition of Assets.

          All of the assets and properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of the Borrower's and its

Subsidiaries' respective
businesses are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used or for which they are intended.

          4.13 No Defaults, Compliance With Laws.

          To the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary of the Borrower is in default under any Contractual Obligation, which default could have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has complied and is in compliance in all respects with all Requirements of Law including, without limitation, all applicable Environmental Laws, non-compliance with which would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.14 Indebtedness.

          Neither the Borrower nor any of its Subsidiaries has any Indebtedness, except (i) Indebtedness set forth in the Disclosure Schedule and (ii) Indebtedness set forth in the financial statements referred to in Section 4.5.

          4.15 Not an Investment Company or Regulated Company.

          (a) Neither the Borrower nor any of its Subsidiaries or Affiliates is subject to regulation under the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which regulates the incurrence by the Borrower or such corporation of indebtedness for or with respect to borrowed money.

          (b) Neither the Borrower nor any of its Subsidiaries or other Affiliates is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

          (c) Neither the Borrower nor any of its Subsidiaries or other Affiliates is subject to regulation as a "public utility" or "public service corporation" or the equivalent under the applicable law of any state relating to public utilities and/or public service corporations.

          4.16 Use of Proceeds.

          (a) The Borrower shall use the proceeds of the Loans solely (i) to refinance the principal of, and to pay all interest, fees and other amounts payable in respect of, all loans outstanding under the Existing Agreement, (ii) to pay the transaction costs relating to this Agreement, (iii) to finance the working capital needs of the Borrower and its Subsidiaries, and (iv) to repay outstanding Indebtedness of the Borrower to its Affiliates. The Borrower shall use the Letters of Credit solely to support payment obligations incurred by it in the ordinary course of its business.


          (b) No part of the proceeds of the Loans or the Letters of Credit will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any

"margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect), or for the payment in full or in part of, or to provide credit support for, Indebtedness which was or is to be incurred for such purpose, or to extend credit or support credit extended to others for such purpose. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock".

          4.17 Ranking of Loans.

          The Obligations rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower.

          4.18 Burdensome Provisions.

          Neither the Borrower nor any of its Subsidiaries is a party to or bound by any Requirement of Law or Contractual Obligation, compliance with which could have a Material Adverse Effect.

          4.19 ERISA.

          During the five year period ending on the Effective Date (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), except as set forth in the Disclosure Schedule or as reflected in the financial statements referred to in Section 4.5, none of the following events or conditions has occurred which, either individually or in the aggregate, has resulted or could reasonably be expected to result in a liability to the Borrower which could have a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (viii) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan; (x) the excess of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the

Borrower or any of its Subsidiaries for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) over the assets under all such Plans; and (xi) an event or condition with respect to which the Borrower or any Commonly Controlled Entity could incur any liability in respect of a Former Plan.

          4.20 Environmental Matters.

          Except as set forth in the Disclosure Schedule:

          (a) To the best of the Borrower's knowledge, (i) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, (ii) there is no violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), and (iii) there are no conditions relating to the Business or Properties that could reasonably be expected to give rise to liability under any applicable Environmental Law, except for any failure so to comply or violation or condition, or any aggregation thereof, that could not reasonably be expected to result in the payment of a Material Environmental Amount.

          (b) To the best of the Borrower's knowledge after diligent inquiry, the Properties do not contain, and have not previously contained, any Hazardous Substances at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws except insofar as the presence of any Hazardous Substances is not reasonably likely to result in the payment of a Material Environmental Amount.

          (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority, of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business (including, without limitation, any notice that any of the Properties has been listed on the national priorities list or any similar state list), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

          (d) To the best of the Borrower's knowledge, Hazardous Substances have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of by or on behalf of the Borrower or any of its Subsidiaries at, on or under any of the Properties or any other location in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any of its Subsidiaries, the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (f) There has been no release or, to the best knowledge of the Borrower, after diligent inquiry, threat of release of Hazardous Substances at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

          (g) Neither the Borrower nor any of its Subsidiaries has knowingly assumed any liability of any Person under any Environmental Law.

          (h) The Borrower is implementing an environmental program reasonably designed to (i) ensure that the Borrower, its Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, remain in compliance with applicable Environmental Laws and (ii) minimize prudently any liabilities or potential liabilities that the Borrower, any of its Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in the payment of a Material Environmental Amount.

          4.21 Deposit Account Balances. The Borrower and its Subsidiaries do not maintain balances in excess of $1,000,000 in the aggregate with Ineligible Financial Institutions.

          4.22 Correct Information.

          The information, schedules, exhibits and reports furnished by the Borrower to the Agent in connection with the negotiation and preparation of this Agreement and the other Loan Documents did not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect when furnished to the Agent. The Borrower knows of no fact that has not been disclosed in writing to the Lenders and which materially and adversely affects, or which could reasonably be expected in the future to materially and adversely affect, the Borrower, any of its Subsidiaries, or the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents.

                                    ARTICLE 5
                              CONDITIONS PRECEDENT

          5.1 Conditions Precedent to Initial Credit Event.

          The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Issuing Bank to issue the initial Letter of Credit hereunder, are subject to the following conditions precedent:

          (a) Receipt of Documents. The Agent shall have received each of the following documents (dated or certified as of the Closing Date unless otherwise provided herein, in form and substance satisfactory to the Agent, and in number sufficient for distribution to all the Lenders):

               (i) Credit Agreement. Counterparts of this Agreement, duly executed by each party hereto;

               (ii) Notes. Notes in favor of any Lenders who have requested them, appropriately completed and duly executed by the Borrower;

               (iii) Borrower Security Agreement. A security agreement duly executed by the Borrower substantially in the form of Exhibit C (the "Borrower Security Agreement");

               (iv) Perfection and Priority of Liens. (1) UCC-1 financing statements duly executed by the Borrower and properly completed for filing in all public offices specified by the Agent, (2) letters in form and substance satisfactory to the Agent, duly executed by each public warehouse in which the Borrower maintains Inventory, and (3) evidence that no financing statements are currently on record in any public office specified by the Agent naming the Borrower as debtor, other than financing statements filed in connection with Permitted Liens and financing statements with respect to which the Agent shall have received UCC-3 termination statements duly executed by the secured party named therein;

               (v) Insurance. Certificates of insurance satisfactory in form and substance to the Agent with respect to the insurance required by the provisions of Section 6.6, which shall include loss payable clauses naming the Agent as loss-payee or additional insured, as appropriate;

               (vi) Cash Flow Support Agreement. A letter from SIMA to the Agent, the Issuing Bank and the Lenders (the "Cash Flow Support Agreement"), pursuant to which SIMA shall agree to provide cash flow support to the Borrower by extending to the Borrower a $6,000,000 committed unsecured line of credit and maintaining such line available to the Borrower until the payment in full of the Obligations, the expiration of the Letters of Credit and the termination of the Aggregate Revolving Commitments, which letter shall be duly executed by SIMA and shall be substantially in the form of Exhibit G;

               (vii) Subordination Agreement. A subordination agreement duly executed by SIMA and the Borrower substantially in the form of Exhibit H (the "Subordination Agreement");

               (viii) Certificate Regarding Projected Capital Expenditures. A certificate duly executed by a Responsible Officer of the Borrower, describing the Borrower's proposed expansion program and setting forth the Borrower's projected capital expenditures during the twelve-month period commencing on the Closing Date, all in detail reasonably satisfactory to the Agent;

               (ix) Corporate Authority, Actions and Incumbency. Originals or copies of such documents as the Agent may require (all of which shall be certified by such corporate officers or governmental officials as the Agent may require) relating to the existence and corporate authority of the Borrower, the taking of all necessary corporate action to authorize the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and the incumbency and authenticity of the signature of each officer who executes a Loan Document on behalf of the Borrower;

               (x) Compliance Certificate. A certificate dated the Closing Date, duly executed by a Responsible Officer of the Borrower, to the effect that on and as of such date (1) the Borrower has complied and is then in compliance with all the terms, covenants and conditions of the Existing Agreement and this Agreement, (2) there exists no Default or Event of Default under the Existing Agreement or this Agreement, and
          (3) the representations and warranties of the Borrower contained in
          Article 4 are true with the same effect as though such representations and warranties had been made on such date, which certificate shall set forth in detail reasonably satisfactory to the Agent the calculations upon which the Borrower bases its determination that it is in compliance with the financial covenants set forth in Sections 6.18,
          6.19 and 6.20 on the Effective Date;

               (xi) Opinions of Counsel. The favorable legal opinion of Bond, Schoeneck & King, LLP, special counsel to the Borrower, as to such matters as the Agent shall reasonably require;

               (xii) Financial Statements. Copies, certified to the Agent's satisfaction, of the Borrower's financial statements specified in
          Section 4.5; and


               (xiii) Solvency Certificate. A solvency certificate satisfactory in form and substance to the Agent, duly executed by a Responsible Officer of the Borrower;

               (xiv) Additional Documents. Such other statements, certificates, documents or information as the Agent or any Lender shall reasonably specify.

          (b) Payment of Fees. The Agent shall have received from the Borrower payment in full of the Fees required to be paid on the Closing Date pursuant to the Fee Letter.

          (c) Existing Agreement. Prior to or simultaneously with the disbursement by the Lenders of the first Loans hereunder, (i) the Borrower shall have paid in full the principal of all loans outstanding under the Existing Agreement and all interest, fees and other amounts owing to the Existing Lenders under the Existing Agreement or any related document and (ii) the Agent shall have received such duly executed documentation as shall be necessary for the cancellation of all commitments under the Existing Agreement and the termination, release or discharge of all security interests granted by the Borrower to the Existing Lenders thereunder.

          5.2 Conditions Precedent to Each Credit Event.

          The obligation of each Lender to make any Loan hereunder (including its Term Loan and its initial Revolving Loan, but excluding any Base Rate Loan required to be made by it pursuant to paragraph (g) of Section 2.11), and the obligation of the Issuing Bank to issue or renew any Letter of Credit hereunder (including the initial Letter of Credit), are subject to the following conditions precedent (it being agreed that any certificates or other documents required hereunder shall be dated or certified as of the Borrowing Date for such Loan or Issuance Date for such Letter of Credit unless otherwise provided herein, and shall be in form and substance satisfactory to the Agent and in number sufficient for distribution to the Issuing Bank and all the Lenders):

          (a) Representations and Warranties. Each of the representations and warranties set forth in Article 4 shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date) and, if the Agent so requests, the Agent shall have received a certificate duly executed by a Responsible Officer of the Borrower to such effect.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Loans requested to be made and the Letters of Credit requested to be issued on such date and, if the Agent so requests, the Agent shall have received a certificate duly executed by a Responsible Officer of the Borrower to such effect.

          (c) Request of Borrowing or Issuance. The Agent shall have received an appropriate Notice of Borrowing or LC Application, as the case may be, with respect to the Loans to be made or Letters of Credit to be issued on such date.

          (d) Borrowing Base Certificate. If the Borrower requests a Revolving Loan or a Letter of Credit, the Agent shall have received the most recent Borrowing Base Certificate required to be delivered by the Borrower to the Agent pursuant to Section 6.3(e), which certificate shall indicate that the requested Revolving Loan or Letter of Credit does not exceed the Aggregate Available Revolving Commitments on such date.

          (e) Fees. If the relevant credit event consists of a request for issuance or renewal of a Letter of Credit, the Agent shall have received payment in full of the Letter of Credit Fee and Fronting Fee payable pursuant to Section
2.12 in connection with such issuance or renewal.

          (f) Additional Matters. The Agent shall have received such additional instruments, certificates or other documents, and such additional information, as the Agent may reasonably require.

          Each borrowing and each issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that as of the date of such borrowing or issuance the conditions contained in this Section 5.2 have been satisfied with respect to such borrowing or issuance.

                                    ARTICLE 6
                                    COVENANTS

          The Borrower hereby covenants and agrees that so long as any Commitment remains in effect or any Letter of Credit remains outstanding and until the payment in full of the Obligations and the complete performance of all of the Borrower's other obligations hereunder and under the other Loan Documents, unless the Agent and the Majority Lenders shall otherwise consent in writing:

          6.1 Corporate Existence, Properties.

          The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to:

          (a) preserve and keep in full force and effect its legal existence;

          (b) remain or become a corporation qualified to engage in business in good standing in all jurisdictions in which the character of its properties or the transaction of its business make such qualification necessary;

          (c) maintain, preserve and protect all permits, rights and privileges necessary for the proper conduct of its business and all franchises, licenses, patents, trade names, trademarks and copyrights owned by or licensed to it that are necessary or desirable in the normal conduct of its business;

          (d) ensure that all property used or useful in the conduct of its business is maintained and kept in good repair, working order and condition, and from time to time take all reasonable action to make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that, in the reasonable judgment of the Borrower or such Subsidiary, the business carried on in connection therewith may be properly and advantageously conducted at all times.

          6.2 Payment of Indebtedness, Taxes.

          The Borrower shall, and shall cause each of its Subsidiaries to, pay all of its Indebtedness and obligations promptly and in accordance with normal terms and trade practices and shall promptly pay and discharge or cause to be paid or discharged all taxes, assessments or other governmental charges or levies imposed upon it or upon its income and profits or upon its property, real, personal or mixed, or upon any part thereof, before the date on which penalties attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge, or cause any of its Subsidiaries to pay or discharge any such debt, obligation, tax, assessment, charge, levy or claim so long as it is Properly Contested. For purposes of this Agreement, any debt or obligation of, any tax, assessment, charge, levy or claim against, and any litigation or other legal proceeding involving, any Person shall be deemed to be "Properly Contested" only if (a) it shall be contested diligently and in good faith by appropriate proceedings, (b) such Person shall have assigned on its books adequate reserves with respect to any such debt, obligation, tax, assessment, charge, levy or claim so contested, and (c) no material portion of such Person's assets shall be subject to encumbrance, loss or forfeiture by reason of such contest.

          6.3 Financial Statements, Reports, etc.

          The Borrower shall furnish to each Lender (in reasonable detail satisfactory to the Agent):

          (a) as soon as available and in any event within 30 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, the related consolidated and consolidating statements of income for such period and the related consolidated and consolidating balance sheets, as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of cash flows of the Borrower and its Subsidiaries for such year, the related consolidated statements of income and retained earnings for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of Ernst & Young, LLP or another firm of independent certified public accountants of recognized national standing that is satisfactory to the Agent, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants showing whether the Borrower is in compliance with the financial covenants contained in Sections 6.18, 6.19 and 6.20, which certificate shall set forth in detail reasonably satisfactory to the Agent the calculations made to determine such compliance and the information required to make such calculations;

          (c) together with each set of financial statements delivered to the Lenders pursuant to paragraph (a) or (b) above, a certificate of a Responsible Officer of the Borrower to the effect that to the best of his knowledge, after due inquiry, no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in detail reasonably satisfactory to the Agent and describing the actions, if any, that the Borrower has taken or proposes to take with respect thereto), which certificate shall set forth in detail reasonably satisfactory to the Agent the calculations made to determine compliance with the financial covenants contained in Sections 6.18, 6.19 and 6.20 and the information required to make such calculations;

          (d) together with each set of financial statements delivered to the Lenders pursuant to paragraph (a) or (b) above, a management letter signed by a Responsible Officer of the Borrower, discussing in detail reasonably satisfactory to the Agent the business, operations, property and condition (financial and otherwise) of the Borrower and its Subsidiaries with respect to the period covered by such financial statements, including the sales, cost of goods sold, purchases, backlog and short-term forecasts of the Borrower and its Subsidiaries, and any material deviations from the Borrower's and its Subsidiaries' operating budget and cash flow projections for such period, and describing in detail reasonably satisfactory to the Agent any expansion program approved or adopted by the Borrower's board of directors or senior management during such period which entails Capital

Expenditures in excess of $10,000,000 in the aggregate for the Borrower and its Subsidiaries in any fiscal year of the Borrower;

          (e) as soon as available, but in any event within 10 Business Days after the last day of each month, a borrowing base certificate substantially in the form of Exhibit I (each, a "Borrowing Base Certificate"), setting forth the information requested therein as of the last day of such month, certified by a Responsible Officer of the Borrower;

          (f) as soon as available and in any event within 90 days after the beginning of each fiscal year of the Borrower, three-year forecasts prepared by a Responsible Officer of the Borrower covering such fiscal year and the two immediately succeeding fiscal years, and certified by such officer to have been prepared in good faith and based upon reasonable assumptions; and

          (g) from time to time such other information regarding the business, affairs or financial condition of the Borrower or any of its Subsidiaries (including, without limitation, any Plan and any reports or other information required to be filed under ERISA) as the Agent, the Issuing Bank or any Lender may reasonably request.

          6.4 Notice of Adverse Events and Significant Changes.

          The Borrower shall furnish to the Agent, the Issuing Bank and each Lender prompt written notice of:

          (a) the occurrence of any event which constitutes a Default or Event of Default hereunder,

          (b) the commencement of any action or proceeding involving or affecting the Borrower or any Subsidiary thereof or any properties or assets of the Borrower or such Subsidiary an adverse determination of which could reasonably be expected to have a Material Adverse Effect,

          (c) any default or event of default under any material Contractual Obligation of the Borrower or any of its Subsidiaries,

          (d) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental

Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect,

          (e) the occurrence of any of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan which could reasonably be expected to have a Material Adverse Effect, (ii) a failure on the part of the Borrower or any of its Subsidiaries to make any required contribution to a Single Employer or Multiemployer Plan (other than a failure to make a contribution which (1) together with all other contributions that are then past due does not exceed $100,000 in the aggregate, (2) does not constitute or result in a violation of any provision of ERISA or the Code or any regulation adopted thereunder, (3) does not cause an Underfunding of such Plan and (4) does not result in the imposition of any fees or penalties against the Borrower or any of its Subsidiaries, other than the requirement to pay interest accrued on such contribution to the relevant Plan), (iii) the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or insolvency (within the meaning of Section 4245 of ERISA) of, any Multiemployer Plan; (iv) Underfunding with respect to any Single Employer Plan which could result in a material liability to the Borrower; (v) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or insolvency (within the meaning of Section 4245 of ERISA) of, any Single Employer or Multiemployer Plan; or (vi) the occurrence or expected occurrence of any event or condition under which the Borrower or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan which could reasonably be expected to have a Material Adverse Effect,

          (f) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole,

          (g) (i) any release or discharge by the Borrower or any Subsidiary of any Hazardous Substances required to be reported under Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that could result in material Environmental Costs or could result in the imposition of any lien or other restriction on the title, ownership or transferability of any Property; and (iii) any proposed action to be taken by the Borrower or any Subsidiary that could subject the Borrower or any Subsidiary to any material additional or different requirements or liabilities under Environmental Laws,

          (h) the execution by the Borrower or any of its Subsidiaries of any new collective bargaining agreement or other labor contract, the recognition of any union or other labor organization as bargaining representative for a bargaining unit of employees of the Borrower or any of its Subsidiaries, any pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries, and any actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material,

          (i) any change in the Borrower's fiscal year,

          (j) any change in the Borrower's accounting policies, practices or procedures in effect on the date hereof,

          (k) the receipt by the Borrower or any of its Subsidiaries of any communication from the Internal Revenue Service disallowing the status of Special Metals Foreign Sales Corp. as a foreign sales corporation, if such disallowance could reasonably be expected to have a Material Adverse Effect, and

          (l) the approval or adoption by the Borrower's board of directors or senior management of any expansion program which entails Capital Expenditures in excess of $10,000,000 in the aggregate for the Borrower and its Subsidiaries in any fiscal year of the Borrower. Each notice pursuant to paragraph (e) of this
Section 6.4 shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

          6.5 Books and Records; Inspection.

          The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, proper books and records with respect to the operation of its business in accordance with GAAP consistently applied; the Borrower shall permit, and shall cause each of its Subsidiaries to permit, authorized representatives of the Agent to visit and inspect from time to time upon reasonable notice during business hours (or at any time after the occurrence and during the continuance of an Event of Default hereunder) any of the offices, inventory locations and other facilities of the Borrower or such Subsidiary, to examine the books and records of the Borrower or such Subsidiary and make copies or extracts therefrom, to examine the Inventory of the Borrower or such Subsidiary, to conduct field examinations with respect to the assets of the Borrower and its Subsidiaries, to verify the eligibility of the Inventory and Receivables of the Borrower and its Subsidiaries for inclusion in the Borrowing Base, and to discuss the affairs, inventory and accounts of the Borrower or such Subsidiary with its officers and accountants.

          6.6 Insurance.

          The Borrower shall, and shall cause each of its Subsidiaries to, (i)

keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other hazards insured against by extended coverage in amounts sufficient to prevent it from becoming a co-insurer (other than maintaining reasonable deductibles) and in any event not less than 80% of the full insurable value (replacement value if available) of the property insured, (ii) maintain with financially sound and reputable insurers, insurance against hazards, risks and liability to persons and property to the extent and in the manner customary for companies in similar business similarly situated, and (iii) file with the Agent upon its request a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts of insurance, dates of expiration thereof and the properties and risks covered thereby.

          6.7 Compliance with Laws.

          The Borrower shall, and shall cause each of its Subsidiaries to, observe and comply in all material respects with all Requirements of Law which now or at any time hereafter may be applicable to the Borrower or such Subsidiary (including all applicable provisions of ERISA and the Code).

          6.8 Environmental Laws.

          The Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants of the Properties, if any, with, all applicable Environmental Laws and obtain and comply with and maintain and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case to the extent that the failure to do so could not reasonably be expected to result in the payment of a Material Environmental Amount, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required of the Borrower or any Subsidiary under Environmental Laws and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings, and except in each case to the extent that the failure to do so could not reasonably be expected to result in the payment of a Material Environmental Amount.

          6.9 Use of Proceeds.

          The Borrower shall use the Letters of Credit and the proceeds of the Loans solely in accordance with its representations and warranties in Section 4.16.

          6.10 Indebtedness.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness at any time,

except:

          (a) Indebtedness owing to the Lenders and the Issuing Bank hereunder and under the other Loan Documents;

          (b) taxes, assessments and governmental charges that are not yet due and payable;

          (c) Indebtedness secured by purchase money liens permitted under
          Section 6.11(f) and obligations under Capital Leases, so long as the total amount of such Indebtedness and obligations does not exceed $5,000,000 in the aggregate for the Borrower and its Subsidiaries;


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

          (d) Subordinated Indebtedness of the Borrower to its Affiliates (including any Subordinated Indebtedness of the Borrower to SIMA under the Cash Flow Support Agreement);

          (e) Indebtedness specified in the financial statements referred to in
          Section 4.5 or in the Disclosure Schedule (provided that, from and after the Effective Date, Indebtedness to SIMA shall be permitted only if it constitutes Subordinated Indebtedness);

          (f) obligations under metal hedging contracts or interest rate swap, cap or collar agreements or similar arrangements entered into for hedging purposes with any Lender or any other financial institution that is satisfactory to the Majority Lenders;

          (g) Indebtedness to the New York Power Authority under the Industrial Energy Efficiency Program described in the Disclosure Schedule; and

          (h) additional unsecured Indebtedness of the Borrower incurred in the ordinary course of its business and not exceeding $1,000,000 in aggregate principal amount at any one time outstanding.

          6.11 Liens.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon, or any security interest in, any of its property or assets, whether now owned or hereafter acquired, except:

          (a) Liens in favor of the Agent securing the Obligations;

          (b) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

          (c) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;


          (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

          (e) mechanics', workers', carriers', warehousemen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, which are bonded or discharged within 30 days of the date of filing or which are being contested in good faith;

          (f) purchase money liens on fixed assets of the Borrower or such Subsidiary, securing Indebtedness permitted under Section 6.10(c), which liens secure the purchase price of such fixed assets and apply only to the fixed assets so purchased, provided that the principal amount of the indebtedness secured by any such lien shall at no time exceed an amount equal to the lesser of the cost to the Borrower or such Subsidiary of the fixed assets so purchased and the fair market value of such fixed assets (as determined in good faith by the board of directors of the Borrower or such Subsidiary) at the time of such acquisition, and that any such Lien shall be created within 12 months after, in the case of property, its acquisition, and in the case of improvements, their completion;

          (g) liens arising out of Capital Leases permitted under Section 6.10(c), so long as such liens attach only to the fixed assets subject to such Capital Leases;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial and do not interfere with the ordinary conduct of the business of the Borrower; and

          (i) the Liens set forth in the Disclosure Schedule, provided that no such Lien is extended to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased.

          6.12 Contingent Liabilities.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon any obligation of any Person, except (a) by the endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (b) guarantees in favor of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents, (c) the guarantees disclosed in the financial statements referred to in Section 4.5, and (d) the guarantees listed in the Disclosure Schedule.

          6.13 Merger and Consolidation; Acquisition and Disposition of Assets.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or voluntary dissolution, or lease or acquire all or substantially all of the assets of any Person or of any division or business unit of any Person, or sell, lease, license or otherwise dispose of any of its assets, except (a) acquisitions, sales, leases, licenses or dispositions in the ordinary course of business, (b) mergers and consolidations with, and acquisitions of all or substantially all of the assets or capital stock of, any Person or any division or business unit of any Person, provided that the Borrower or such Subsidiary is the surviving entity of such merger or consolidation, that no Default or Event of Default has occurred or would occur after giving effect to such merger, consolidation or acquisition, and that (in the case of an acquisition of capital stock) such acquisition is permitted under
Section 6.14 and the Borrower complies with Section 6.21, if applicable, (c) mergers by the Borrower with one of its Subsidiaries (provided that the Borrower is the


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

surviving entity of such merger) or mergers of Subsidiaries of the Borrower with each other, (d) the sale of the Borrower's dental division currently located in Ann Arbor, Michigan, and (e) the sale of a two-story building located in New Hartford, New York, acquired by the Borrower in 1988 from Victoria C. Herubin.

          6.14 Investments.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment, except (a) obligations issued or guaranteed by the United States of America or any agency thereof or short term repurchase agreements with respect thereto, in each case maturing within 12 months after the date of acquisition thereof, (b) short-term certificates of deposit issued by, and deposits in, any Lender or any other commercial bank having a combined capital and surplus of not less than $500,000,000 or the equivalent thereof in another currency, in each case maturing within 12 months after the date of acquisition thereof, (c) short-term commercial paper maturing within 12 months after the date of acquisition thereof, which has been given the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc., or another nationally recognized credit rating agency of similar standing, (d) shares of money market mutual funds having net assets of not less than $1,000,000,000, which invest solely in securities referred to in clauses (a), (b) or (c) above,
(e) loans and advances to employees of the Borrower or any Subsidiary for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $50,000 at any one time outstanding, (f) Investments in Subsidiaries, so long as the Borrower shall be in compliance with, or shall concurrently with the making of such Investments comply with,
Section 6.21 with respect to such Subsidiaries, (g) Investments in joint ventures formed solely for the purpose of acquiring, maintaining and operating fixed assets used by the Borrower and/or its Qualified Subsidiaries and their respective joint venture partners in their respective operations, and (h) Investments in other joint ventures, so long as the aggregate amount of all Investments by the Borrower and its Subsidiaries in such other joint ventures does not exceed $5,000,000.

          6.15 Change in Nature of Business.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

          6.16 Transactions with Affiliates.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) make any Investment in any Affiliate of the Borrower or any Affiliate of such Subsidiary, (b) transfer, sell, lease, assign or otherwise dispose of any assets to any Affiliate of the Borrower or any Affiliate of such Subsidiary, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower or any Affiliate of such Subsidiary; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower or any Affiliate of such Subsidiary (including, without

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

limitation, any Guarantee Obligation or assumption of obligations thereof); provided, however, that: (x) any Affiliate of the Borrower or of a Subsidiary of the Borrower who is a natural person may serve as an employee or director of the Borrower or such Subsidiary and receive reasonable compensation for his or her services in such capacity and (y) the Borrower or any of its Subsidiaries may enter into any transaction with any of their respective Affiliates providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory or other assets in the ordinary course of business on terms that are no less favorable to the Borrower or such Subsidiary than those which might be obtained at the time from Persons who are not Affiliates of the Borrower or such Subsidiary.

          6.17 Restricted Payments.

          The Borrower shall not, and shall not permit any of its Subsidiaries that is not a wholly-owned Subsidiary to, make any Restricted Payment, or set apart any sum for the purpose of making any Restricted Payment; provided, however, that (a) so long as no Default or Event of Default has occurred and is continuing, the Borrower may declare and pay dividends or other distributions on its shares of Capital Stock in an aggregate amount not exceeding in any fiscal year of the Borrower an amount equal to fifty percent (50%) of the Consolidated Net Income of the Borrower for the immediately preceding fiscal year and (b) the Borrower may make payments of principal and interest on Subordinated Indebtedness permitted to be made under the subordination provisions relating to such Subordinated Indebtedness. The provisions of this Section 6.17 shall be in addition to, and not in lieu of, any restriction contained in the instrument evidencing, or the instrument of subordination with respect to, any Subordinated Indebtedness. For purposes of this Agreement, the term "Consolidated Net Income" shall mean, with respect to any period, the consolidated net income of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

          6.18 Consolidated Net Worth.

          The Borrower shall not permit its Consolidated Net Worth to be less than $24,000,000 at any time. For purposes of this Agreement, the term "Consolidated Net Worth" shall mean, as at any date, (a) the total of the amounts that would be shown on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at such date in accordance with GAAP as the par or stated value of all outstanding shares of Capital Stock, paid-in capital or capital surplus, and retained earnings (excluding, however, the value of any treasury stock and any redeemable preferred stock or similar capital stock), less (b) any accumulated deficit.

          6.19 Consolidated Leverage Ratio.

          The Borrower shall not permit its Consolidated Leverage Ratio to be greater than 2.8 to 1 at any time. For purposes of this Agreement, the term "Consolidated Leverage Ratio" shall mean, as at any date, the ratio of:


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

          (a) the aggregate amount of all Indebtedness and trade accounts payable of the Borrower and its consolidated Subsidiaries outstanding on such date, other than Subordinated Indebtedness, to

          (b) the sum of (i) the Consolidated Net Worth as at such date, plus
          (ii) the aggregate principal amount of all Subordinated Indebtedness of the Borrower and its consolidated Subsidiaries outstanding on such date.

          6.20 Consolidated Senior Debt Coverage Ratio.

          The Borrower shall not permit its Consolidated Senior Debt Coverage Ratio to be greater than 3.5 to 1 at any time. For purposes of this Agreement, the term "Consolidated Senior Debt Coverage Ratio" shall mean, as at any date, the ratio of:

          (a) the sum of (i) the aggregate principal amount of the Loans outstanding on such date, plus (ii) the Aggregate LC Exposure on such date, to

          (b) Consolidated EBITDA for the period consisting of the four consecutive fiscal quarters of the Borrower ended on, or most recently ended prior to, such date;

and the term "Consolidated EBITDA" shall mean, with respect to any period,

Consolidated Net Income for such period, plus interest expense, income tax payments, provisions for deferred income taxes, depreciation, amortization and other non-cash charges (to the extent that such items were included in the calculation of Consolidated Net Income for such period); and adjusted to exclude any non-operating gains in excess of $100,000 (including extraordinary or unusual gains, gains from the discontinuance of operations, gains arising from the sale of capital assets, gains in respect of earnings of Subsidiaries which are not available for payment to the Borrower in the form of dividends and other non-recurring gains) for such period and to include any similar non-operating losses incurred for such period.

          6.21 Subsidiaries.

          (a) The Borrower shall not form any direct or indirect Subsidiary, unless the Borrower has (i) given the Agent and the Lenders not less than 30 days' prior written notice of its intention to form such Subsidiary and (ii) provided to the Agent and each Lender such information about the Subsidiary, its assets and its contemplated operations as the Agent or such Lender may reasonably require.

          (b) The Borrower shall cause each Material Subsidiary to execute and deliver to the Agent, promptly after the Borrower determines that such Subsidiary is a Material Subsidiary, the Subsidiary Guarantee, the Subsidiary Security Agreement and the Contribution Agreement (or Supplements to the foregoing substantially in the forms annexed thereto) and such other certificates, opinions, documents and instruments as may be reasonably requested by the Agent.


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

          (c) The Borrower shall not acquire any direct or indirect Subsidiary unless such acquisition is permitted under Sections 6.13 and 6.14.

          (d) The Borrower shall not transfer any of its Inventory or Receivables to a foreign sales corporation.

          6.22 Leases.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any operating lease as lessee or guarantee the obligations of any lessee under an operating lease; provided, however, that so long as no Default or Event of Default has occurred and is continuing and entering into such leases would not cause a Default or Event of Default to occur, the Borrower and its Subsidiaries may enter into operating leases which provide for total scheduled payments (including base rent, supplemental rent and other amounts, however characterized) not exceeding $1,500,000 in the aggregate for all such leases in any fiscal year of the Borrower.

          6.23 Cash Flow Support Agreement.

          The Borrower (a) shall comply in all material respects with the Cash

Flow Support Agreement (unless such compliance is inconsistent with the terms of this Agreement or the Subordination Agreement), (b) shall enforce its rights and remedies and the obligations of SIMA under the Cash Flow Support Agreement, (c) shall not amend, modify or terminate, or permit SIMA to amend, modify or terminate, the Cash Flow Support Agreement, and (d) shall not assign its rights or interests thereunder, or permit SIMA to assign its rights, interests or obligations thereunder, to any Person.

          6.24 Deposit Account Balances. The Borrower shall not, and shall not permit any of its Subsidiaries to, maintain balances in excess of $1,000,000 in the aggregate with Ineligible Financial Institutions.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

          7.1 Events of Default.

          If one or more of the following events (each, an "Event of Default") shall occur:

          (a) The Borrower shall default in (i) the punctual payment when due (whether at stated maturity or otherwise) of any principal of any Loan or the punctual reimbursement when due (whether at the due date thereof or otherwise) of any LC Disbursement or (ii) the punctual payment when due of any interest on any Loan or LC Disbursement, any Fees or any other amounts payable by it hereunder, under any Note or under any other Loan Document and, in the case of a default in the payment of any amount specified in this clause

(ii), such default shall continue unremedied for more than three (3) days after written notice is given by the Agent to the Borrower; or

          (b) The Borrower shall default in the due observance or performance of any term, covenant or agreement contained in Section 6.4(a) or Sections 6.10 through 6.23 (inclusive); or

          (c) The Borrower or any of its Subsidiaries shall default in the due observance or performance of any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be observed or performed and such default shall continue unremedied for a period of 30 days after written notice thereof, specifying such default and requiring it to be remedied, shall have been given to the Borrower by the Agent; or

          (d) Any representation or warranty made by the Borrower or any of its Subsidiaries herein or in any other Loan Document, or any statement or representation made in any certificate, report or opinion delivered by the Borrower, any of its Subsidiaries or any officer of the Borrower or any of its Subsidiaries pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made; or


          (e) The Borrower or any Subsidiary of the Borrower shall fail to make any payment when due (after giving effect to any applicable grace periods) on any Indebtedness of the Borrower or such Subsidiary aggregating at least $1,000,000 (other than Subordinated Indebtedness owing to an Affiliate of the Borrower or such Subsidiary); or any Indebtedness of the Borrower or any Subsidiary of the Borrower (other than Subordinated Indebtedness owing to an Affiliate of the Borrower or such Subsidiary) aggregating at least $1,000,000 shall be accelerated or shall be required to be paid prior to the stated maturity thereof or prior to any regularly scheduled dates of payment, or shall be required to be purchased by the Borrower or any of its Subsidiaries prior to its stated maturity or regularly scheduled date of payment, or the Borrower or any of its Subsidiaries shall default in the performance of any term contained in, or any event or condition shall exist under, any agreement or instrument pursuant to which it has outstanding any such Indebtedness if the effect of such default, event or condition is to cause, or permit holder(s) of such Indebtedness to cause (i) Indebtedness of the Borrower or any of its Subsidiaries aggregating at least $1,000,000 to become due and payable prior to its stated maturity or regularly scheduled dates of payment or (ii) the Borrower or any of its Subsidiaries to be required to purchase or otherwise acquire Indebtedness aggregating at least $1,000,000; or

          (f) The Borrower or any of its Subsidiaries or SIMA shall be insolvent or shall generally cease paying, or be unable to pay, its debts as they become due or shall make any admission in writing to the foregoing effect; or a substantial part of the operations or business of the Borrower or any of its Subsidiaries or SIMA shall be suspended and such suspension shall, in the opinion of the Majority Lenders, have a material adverse effect on the condition (financial or otherwise) or operations of the Borrower or SIMA or on the ability of the Borrower to repay the Obligations; or the Borrower or any of its Subsidiaries or SIMA shall make an assignment for the benefit of creditors, or shall commence (as debtor) a case under the Federal Bankruptcy Code, or shall commence any proceeding with respect to itself, or a substantial portion of its properties or assets, under any other insolvency, bankruptcy, arrangement, reorganization, liquidation, dissolution or similar law of the United States or the Republic of France or any other jurisdiction, or shall apply for a trustee, receiver or custodian (however named) for all or a substantial portion of its properties or assets for the purpose of general administration of such properties or assets for the benefit of creditors or for any other purpose or shall take any action to authorize any of the foregoing actions; or a court or competent jurisdiction in the premises shall enter an order for relief against the Borrower or any of its Subsidiaries or SIMA as a debtor in a case or proceeding under the Federal Bankruptcy Code or any similar law of the United States, the Republic of France or any other jurisdiction; or any case or proceeding under the Federal Bankruptcy Code or any other insolvency, bankruptcy, reorganization, arrangement, liquidation, dissolution or similar law of the United States, the Republic of France or any other jurisdiction shall be commenced against the Borrower or any of its Subsidiaries or SIMA and such case or proceeding shall remain undismissed, undischarged or unbonded for 60 days or the Borrower or any of its Subsidiaries or SIMA shall consent to or admit in writing the material allegations against it in any such case or proceeding; or any trustee, receiver or similar officer, however named, shall be appointed for all or a substantial part of the property of the Borrower or any of its Subsidiaries or SIMA and the Borrower or such Subsidiary or SIMA, as the case may be, shall consent thereto or such trusteeship or receivership shall continue for a period of 60 days; or

          (g) One or more judgment or judgments for the payment of money the uninsured portion of which exceeds in the aggregate $1,000,000 shall be rendered against the Borrower, against one or more Subsidiaries of the Borrower, or against the Borrower and one or more of its Subsidiaries, and shall not be stayed, released, discharged or fully bonded within 60 days after the issuance thereof; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the insolvency (within the meaning of Section 4245 of ERISA) or Reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could result in liability which could have a Material Adverse Effect; or

          (i) SIMA and LWH shall cease to own beneficially, directly or indirectly, with full control thereof and free and clear of any Liens, shares of voting Capital Stock of the Borrower having, in the aggregate, at least 51% of the total voting power of all outstanding shares of Capital Stock of the Borrower; or

          (j) SIMA shall terminate the Cash Flow Support Agreement or shall default in the performance of any of its obligations thereunder; or


          (k) The Borrower, any Qualified Subsidiary or any Material Subsidiary shall assert, or institute any proceedings seeking to establish, that any provision of any Loan Document is invalid, not binding or unenforceable; or

          (l) any Security Document shall cease to be in full force and effect or shall cease to be effective to grant to the Agent for the benefit of the Issuing Bank and the Lenders a perfected security interest in the collateral described therein, with the priority purported to be created thereby;

then, upon the happening of any of the foregoing Events of Default or at any time thereafter so long as any such Event of Default shall be continuing, the Majority Lenders may instruct the Agent to take, and upon receipt of such instructions from the Majority Lenders the Agent shall take, by a notice to the Borrower, any one or more of the following actions: (1) terminate the Commitments, whereupon the Commitments shall immediately terminate and/or (2) declare the outstanding principal amount of the Loans and all interest accrued thereon, the reimbursement of the LC Disbursements and all interest accrued thereon, and all fees and other amounts payable hereunder or under any of the other Loan Documents to be immediately due and payable, whereupon said principal, interest, fees and other amounts shall become immediately due and payable and/or (3) require that the Borrower Cash Collateralize all Letters of Credit then outstanding, whereupon the amount of such cash collateral shall become immediately due and payable; provided, however, that upon the happening of any event specified in clause (f) above the Commitments shall immediately terminate and the Loans, the LC Disbursements, all accrued interest thereon and all fees and other amounts payable hereunder or under any other Loan Document, shall be immediately due and payable, and the Borrower shall immediately Cash Collateralize all Letters of Credit then outstanding, all without declaration or other notice to the Borrower.

          7.2 Waivers.

          The Borrower hereby waives, to the extent permitted by applicable law,
(a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or of any other Loan Document), protests, notices of protest, notices of intent to accelerate and notices of dishonor in connection with the Notes and the Loans and (b) any requirement of diligence or promptness on the part of the Agent in the enforcement of its, the Issuing Bank's or the Lenders' rights under the provisions of this Agreement, the Notes or any other Loan Document.

                                    ARTICLE 8
                                    THE AGENT

          8.1 Appointment.


          Each Creditor hereby irrevocably designates and appoints CLNY as the Agent of such Creditor under this Agreement and the other Loan Documents, and each Creditor irrevocably authorizes CLNY, as the Agent for such Creditor, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2 Delegation of Duties.

          The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions.

          Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except, in the case of any Person, for its own gross negligence or willful misconduct and, in the case of the Agent, for the gross negligence or willful misconduct of its officers, directors or employees) or (ii) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or SIMA or any officer of any of the foregoing contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower, any of its Subsidiaries or SIMA to perform its obligations hereunder or


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

thereunder. The Agent shall not be under any obligation to any Creditor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any of its Subsidiaries or SIMA.

          8.4 Reliance by Agent.


          The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified as between itself and the Creditors or any of them in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Creditors.

          8.5 Notice of Default.

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Creditor or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Creditors.

          8.6 Non-Reliance on Agent and Other Creditors.

          Each Creditor expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates has made any representations or warranties to it, including any representations or warranties regarding the Borrower, any of its Subsidiaries, SIMA or any Creditor, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, any of its Subsidiaries


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

or SIMA, shall be deemed to constitute any representation or warranty by the Agent to any Creditor. Each Creditor represents to the Agent that it has, independently and without reliance upon the Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and SIMA and made its own decision to make its Loans hereunder and enter into this Agreement. Each Creditor also represents that it will, independently and without reliance upon the Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and SIMA. Except for notices, reports and other documents expressly required to be furnished to the Creditors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Creditor with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any of its Subsidiaries or SIMA which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 Indemnification.

          The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower under Section 9.2 of this Agreement or under any other Loan Document to do so), ratably according to their Percentages in effect on the date on which indemnification is sought under this Section 8.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section
8.7 shall survive the payment of the Obligations and the termination of the Letters of Credit.

          8.8 Agent in Its Individual Capacity.

          The Agent, the other branches of Credit Lyonnais, and the Affiliates of Credit Lyonnais may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans and LC Exposure hereunder and any


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Notes issued to it, CLNY shall have the same rights and powers under this
Agreement and the other Loan Documents as any Lender and may exercise the same as though it and the Agent were not branches of the same financial institution, and the terms "Lenders" and "Creditors" shall include CLNY and any other branches of Credit Lyonnais who may from time to time be the Issuing Bank or Lenders hereunder, in their individual capacity.

          8.9 Successor Agent.

          The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent that shall be a bank which has an office in New York and has a combined capital and surplus of at least $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor Agent effective upon such appointment and approval, and the retiring Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                    ARTICLE 9
                                  MISCELLANEOUS

          9.1 Notices.

          All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing (which term shall include telecopied communications) and shall be mailed (by registered or certified mail, postage prepaid), telecopied or delivered to the applicable party at the address or telecopier number specified for such party on Schedule I or, as to any party, to such other address or telecopier number as such party shall specify by a notice in writing to the other parties hereto delivered in accordance with the provisions of this Section 9.1. Each notice, request, demand, instruction, direction or other communication provided for hereunder shall be deemed delivered (a) if by mail, five Business Days after being deposited in the mails, addressed to the applicable party at its address set forth above, (b) if by hand, when delivered to the applicable party at such address, and (c) if by telecopy, when sent to the applicable party at such telecopier number.


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

          9.2 Expenses, Indemnity.

          (a) The Borrower agrees to pay, promptly upon demand of the Agent, whether or not the transactions contemplated hereby are consummated, the following fees, disbursements, costs, expenses, taxes and charges: (i) to the extent specified in the Fee Letter, the reasonable fees and disbursements of counsel for the Agent (including reasonable fees and disbursement of outside counsel and reasonable allocated costs of in-house counsel) in connection with the preparation of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, (ii) the reasonable fees and disbursements of counsel for the Agent (including reasonable fees and disbursement of outside counsel and reasonable allocated costs of in-house counsel) in connection with any amendment, supplement or modification of this Agreement or of any other Loan Document, and any consent or waiver hereunder or thereunder (or any such instrument which is proposed but not executed and delivered); (iii) all reasonable costs and expenses incurred by the Agent in connection with due diligence or the syndication of the credit facilities contemplated hereby; and (iv) all recording and release taxes, all transfer taxes, all documentary, stamp, intangible and similar taxes, all filing and recording fees and taxes, and any other excise or property taxes, charges, or similar taxes imposed by the United States of America, the jurisdiction in which any Lender's applicable lending office is located or any political subdivision of any of the foregoing, at any time payable in respect of this Agreement or any other Loan Document, the incurrence of obligations hereunder and under the other Loan Documents, or any payment made hereunder or under any other Loan Document (collectively, the "Other Taxes"). The Borrower further agrees to pay, promptly upon demand by the Agent, all expenses incurred by the Agent, the Issuing Bank or any Lender in connection with the enforcement or preservation of any rights and remedies with respect to the Borrower, any of its Subsidiaries or SIMA hereunder or under any other Loan Document, including all costs of collection, all reasonable fees and disbursements of outside counsel, all reasonable allocated costs of in-house counsel, and all out-of-pocket expenses of the Agent, the Issuing Bank and each Lender.

          (b) The Borrower agrees to indemnify the Agent, the Issuing Bank, each Lender, each Person, if any, controlling the Agent, the Issuing Bank or any Lender, and each of their respective directors, officers, employees, attorneys and agents (each of the foregoing herein called an "Indemnitee") against, and to hold each Indemnitee harmless from (i) any losses, liabilities, damages, claims, costs and expenses (collectively, "Losses") suffered or incurred by such Indemnitee arising out of, resulting from or in any manner connected with, the execution, delivery and performance of this Agreement or any other Loan Document, the making or maintenance of any Loans, the issuing, maintenance or participation in any Letter of Credit, or any transaction related to or consummated in connection with this Agreement, the Loans or the Letters of Credit, including any Losses suffered or incurred by such Indemnitee arising out of or related to the violation of, noncompliance with or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation, under any Environmental



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

Laws or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, other than Losses arising out of or relating to the gross negligence or willful misconduct of such Indemnitee; (ii) any and all Losses (including, without limitation, all reasonable fees and disbursements of counsel with whom any Indemnitee may consult in connection therewith and all expenses of litigation or preparation therefor) that any Indemnitee may incur or which may be asserted against any Indemnitee in connection with any litigation or investigation involving or relating to the Borrower, any of its Subsidiaries or any of its officers, directors, employees or agents, or any of its assets, other than Losses arising out of or relating to the gross negligence or willful misconduct of such Indemnitee; and (iii) (x) the full amount of any Other Taxes paid by the Agent, the Issuing Bank or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted, which relate to this Agreement or any other Loan Document or the credit facilities provided hereunder.

          (c) The covenants contained in clauses (a) and (b) of this Section 9.2 shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Issuing Bank and the Lenders hereunder, under any other Loan Document, or at common law or otherwise and shall survive the termination of the Commitments, the expiration of the Letters of Credit and the repayment of the Obligations.

          9.3 Amendments and Waivers.

          Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.3. The Majority Lenders may or, with the written consent of the Majority Lenders, the Agent may, from time to time, (x) enter with the Borrower or any of its Subsidiaries into written amendments, supplements or modifications hereto or to any other Loan Document for the purpose of adding any provisions to this Agreement or such other Loan Document or changing in any manner the rights or obligations of the Issuing Bank, the Lenders, the Borrower, any of its Subsidiaries or SIMA hereunder or thereunder or (y) waive at the Borrower's request, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any scheduled installment or mandatory prepayment thereof, (ii) reduce the stated rate of interest or fees payable hereunder or extend the scheduled date of any payment thereof, (iii) increase the amount or extend the expiration date of any Commitment of any Lender, (iv) reduce the percentage specified in the definition of Majority Lenders or amend, modify or waive any provision of this Section 9.3,
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document or to the release of any portion of the Collateral, in each case without the written consent of all the Lenders, (b) amend, modify or waive any provision of Section
2.11 or otherwise affect the rights or duties of the Issuing Bank without the written consent of the


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Issuing Bank, or (c) amend, modify or waive any provision of Article 8 or otherwise affect the rights or duties of the Agent without the written consent of the Agent. Any waiver and any amendment, supplement or modification pursuant to this Section 9.3 shall apply to the Issuing Bank and each of the Lenders and shall be binding upon the Borrower, the Issuing Bank, the Lenders and the Agent and all future Lenders. Any waiver granted hereunder shall be effective only in the specific instance and for the specific purpose for which given.

          9.4 No Waiver; Cumulative Remedies.

          No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.5 Survival of Representations and Warranties.

          All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and issuance of the Letters of Credit hereunder.

          9.6 Successors and Assigns; Participations and Assignments.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Agent, all future Lenders and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Issuing Bank and each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants"), participating interests in the Loans owing to, and the LC Exposure of, such Lender, the Notes held by such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that no such participating interests shall be in an aggregate principal amount of less than $5,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this

Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Loans made by it, any Notes issued to it, and any participations in Letters of Credit sold to it, hereunder for all purposes of this Agreement and the other Loan Documents, and the Borrower, the Issuing Bank, the other Lenders and the Agent shall continue to deal solely


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

and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such participation agreement may provide that without the consent of the Participant such Lender will not agree to (i) the increase or extension of the term of such Lender's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on any of such Lender's Loans, (iii) the reduction of any payment of principal of any of such Lender's Loans or (iv) the reduction of the rate of interest on any of such Lender's Loans below the rate at which the Participant is entitled to receive interest in respect of its participation therein. The Borrower agrees that each Lender shall be entitled to the benefits of Sections 3.3, 3.4 and 3.5 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under Sections 3.3 and 3.4 shall be determined as if such Lender had not granted any such participating interests. The Borrower agrees that each Participant shall have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time, with the prior written consent of the Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed) assign to any of its Affiliates or to any other Lender or any Affiliate thereof, or, with the prior written consent of the Agent and the Issuing Bank and (so long as no Event of Default shall have occurred and be continuing) the Borrower (which consents shall not be unreasonably withheld or delayed), to any other bank or financial institution (each, an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents, including its Loans, its LC Exposure and its Commitments pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee, such assigning Lender, the Agent and the Issuing Bank (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower) and delivered to the Agent for its acceptance and recording in the Register;

provided that each such transfer to an Assignee shall be in an aggregate principal amount of $5,000,000 or any larger amount that is a whole multiple of $1,000,000 (or, if less, the full amount of such assigning Lender's Loans). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an


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

Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided, however, that, notwithstanding such assignment, the provisions of Sections 3.3, 3.4, 3.5 and 9.2 shall continue to inure to the benefit of such Lender as to any payments made to, any costs or reductions affecting, and any actions taken or omitted to be taken by, such Lender prior to the effective date of such assignment). Notwithstanding the foregoing, no Assignee which as of the date of any assignment to it pursuant to this Section 9.6(c) would be entitled to receive any greater payment under
Section 3.3 or 3.4 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such greater payments unless the Borrower has consented in writing to the assignment.

          (d) The Agent shall maintain at its address referred to on Schedule I a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an Assignee, the Issuing Bank and the Agent (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment by the assigning Lender to the Agent of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto (which date shall be no earlier than 5 Business Days after the Agent's receipt of such Assignment and Acceptance) record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders, the Issuing Bank and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it, and the Borrower, at its own expense, shall execute and deliver to the Agent, if so requested by the Assignee, one or more new Notes, to the order of such Assignee in an aggregate amount equal to the portion of the assigning Lender's Loans that are being acquired by such Assignee and, if the assigning Lender has retained a portion of its Loans hereunder and requests such Notes, one or more new Notes, to the order of the assigning Lender in an amount equal to the amount of the Loans retained by it. Such new Notes shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the assigning Lender shall be returned by the Agent to the Borrower marked "canceled".

          (f) Notwithstanding anything to the contrary set forth in this Section 9.6, no Lender may assign or sell a participating interest in any of its Loans, any of its Notes or any of its obligations under this Agreement or any other Loan Document to the Borrower or any of its Affiliates without the prior written consent of all the Lenders.


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

          (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to the Agreement.

          (h) In addition to the assignments and participations permitted under the foregoing provisions of this Section 9.6, any Lender may assign or pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular relating thereto.

          9.7 Adjustments; Set-off.

          (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of any of its Loans, its LC Exposure or interest on any of the foregoing (whether voluntarily or involuntarily, through the exercise of the right of set-off or banker's lien, pursuant to any events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of such other Lender's Loans, its LC Exposure or interest on any of the foregoing, such Benefitted Lender shall purchase for cash from each other Lender a participating interest in such portion of each such other Lender's Loans, LC Exposure and interest thereon, as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.


          (b) In addition to any rights and remedies of the Issuing Bank and the Lenders provided by law, the Issuing Bank and each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to the extent permitted by applicable law, upon the occurrence of an Event of Default to set off and appropriate and apply against any amount then due and payable by the Borrower to the Issuing Bank or such Lender hereunder or under any other Loan Document, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Issuing Bank or such Lender or any branch or agency thereof to or for the credit or the account of the Borrower.


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          9.8 GOVERNING LAW.

          THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

          9.9 JUDICIAL PROCEEDINGS.

          (A) THE BORROWER HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT RELATING HERETO OR THERETO, AND, IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING, AGREES THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED UPON THE BORROWER WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED OR CERTIFIED MAIL, AT THE ADDRESS OF THE BORROWER SPECIFIED ON SCHEDULE I HERETO (OR AT SUCH OTHER ADDRESS AS THE BORROWER SHALL SPECIFY BY A PRIOR NOTICE IN WRITING DELIVERED TO THE AGENT IN ACCORDANCE WITH SECTION 9.1), PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED.

          (B) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) NOTWITHSTANDING THE FOREGOING, THE AGENT, THE ISSUING BANK OR ANY LENDER MAY SUE THE BORROWER IN ANY JURISDICTION WHERE THE BORROWER OR ANY OF ITS ASSETS MAY BE FOUND AND MAY SERVE LEGAL PROCESS UPON THE BORROWER IN ANY OTHER MANNER PERMITTED BY LAW.


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          9.10 WAIVER OF JURY TRIAL.

          THE BORROWER, THE ISSUING BANK, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          9.11 Further Assurances.

          At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments, and shall take or refrain from taking such other action, as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans or the Letters of Credit.

          9.12 Integration Clause.

          This Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Issuing Bank and the Lenders and supersede all prior agreements and understandings, whether written or oral, between the parties hereto relating to the subject matter of this Agreement.

          9.13 Severability.

          If any part of this Agreement is contrary to, prohibited by, or deemed invalid under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          9.14 Counterparts.

          This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          9.15 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been represented and advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;


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


          (b) neither the Agent nor the Issuing Bank nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent, the Issuing Bank and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Issuing Bank or the Agent or among the Borrower and any of the Lenders, the Issuing Bank or the Agent.

          9.16 Termination of Existing Agreement. The Borrower and each of the Existing Lenders hereby terminate the Existing Agreement effective as of the Closing Date; provided, however, that the provisions of the Existing Agreement which by their terms survive the repayment of the Borrower's obligations thereunder and the termination of the Existing Lenders' commitments thereunder shall survive the termination of the Existing Agreement pursuant hereto. Each of the Existing Lenders hereby instructs and authorizes CLNY, acting in its capacity as agent and/or collateral agent for the Existing Lenders under the Existing Agreement or any related documents, to release all liens granted to CLNY for the ratable benefit of the Existing Lenders as security for the obligations of the Borrower to the Existing Lenders under the Existing Agreement or any related documents and to execute and deliver to the Borrower and to file or record, or permit the Borrower to file or record, such releases, discharges and terminations as the Borrower may require in connection therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGES FOLLOW]


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                       SPECIAL METALS CORPORATION


                                       By:______________________________________
                                          Donald C. Darling
                                          Vice President - Administration



                                       CREDIT LYONNAIS NEW YORK BRANCH, as
                                       Agent, Issuing Bank and Lender


                                       By:______________________________________
                                          Xavier Roux
                                          First Vice President



                                        MELLON BANK, N.A.


                                       By:______________________________________
                                          Name:
                                          Title:



                                       BANQUE NATIONALE DE PARIS
                                       NEW YORK BRANCH


                                       By:______________________________________
                                          Name:
                                          Title:


                                       By:______________________________________
                                          Name:
                                          Title:

                                       BANQUE NATIONALE DE PARIS
                                       GEORGETOWN BRANCH


                                       By:______________________________________
                                          Name:
                                          Title:


                                       By:______________________________________
                                          Name:
                                          Title:



                                       SOCIETE GENERALE NEW YORK BRANCH


                                       By:______________________________________
                                          Name:
                                          Title: